EXECUTION VERSION

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES
CONTRACT, dated as of May 1, 2026 (this “Amendment”), by and between FBRED REIT WWH SELLER, LLC, a Delaware limited liability company (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of July 30, 2025 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Seller has requested, and Buyer has agreed, to amend the Repurchase Agreement as set forth in this Amendment, and each of Seller and Franklin BSP Real Estate Debt, Inc. (“Guarantor”) have agreed to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1. Amendments to the Repurchase Agreement. The Repurchase Agreement (including all related Exhibits, Schedules and Annexes thereto) is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated in the same manner as the following example: underlined text) as attached hereto on Exhibit A.
SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (i) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, (ii) Buyer receives a duly executed copy of that certain Amended and Restated Fee and Pricing Letter, dated as of the date hereof, between Seller and Buyer (the “Fee Letter Amendment”), (iii) Seller has paid to Buyer the First Amendment Upsize Fee (as defined in the Fee Letter Amendment) and
(iv)Buyer shall have received opinions of counsel from Seller, each in form and substance acceptable to Buyer and its counsel.
SECTION 3. Representations, Warranties and Covenants. Seller and Guarantor each hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) each of Guarantor and Seller is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, no Default or Event of Default has occurred or is continuing. Each of Guarantor and Seller hereby confirms

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and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

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SECTION 4. Acknowledgements. Each of Guarantor and Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and the other Repurchase Documents. Guarantor further acknowledges the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein and therein.
SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, as applicable, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” or the “Master Repurchase and Securities Contract” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby or thereby, and (z) each reference in the Repurchase Agreement to this “Agreement” or this “Master Repurchase and Securities Contract”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment.
SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7. Expenses. Seller agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Mayer Brown LLP, counsel to Buyer.
SECTION 8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
SECTION 9. No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the

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obligations owning by Seller, Pledgor, Guarantor or any of their respective Affiliates (the “Repurchase

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Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
SECTION 10. Waivers. (a) Each of Seller and Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, willful misconduct or bad faith in connection with the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Document.
[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
SELLER:
FBRED REIT WWH SELLER, LLC, a Delaware
limited liability company

By:             Name:    Jacob Breinholt
Title:    Authorized Signatory

ACKNOWLEDGED AND AGREED:
GUARANTOR:
FRANKLIN BSP REAL ESTATE DEBT, INC.,
a Maryland corporation

By:             Name:    Jacob Breinholt
Title:    Authorized Signatory

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:

Signature Page to Amendment No. 1 to Master Repurchase and Securities Contract (WF — FBRED)

Name: Title:

Ross Painter Executive Director

Signature Page to Amendment No. 1 to Master Repurchase and Securities Contract (WF — FBRED)

Exhibit A

[See attached.]

Exhibit A

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CONFORMED THROUGH AMENDMENT NO. 1 TO MRA
~~EXECUTION VERSION~~

MASTER REPURCHASE AND SECURITIES CONTRACT FBRED REIT WWH SELLER, LLC,
(“Seller”) and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
(“Buyer”)

Dated as of July 30, 2025

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Page
ARTICLE 1    APPLICABILITY    1
Section 1.01    Applicability    1
ARTICLE 2    DEFINITIONS AND INTERPRETATION    1
Section 2.01    Definitions    1
Section 2.02    Rules of Interpretation    38
Section 2.03    Rates    39
ARTICLE 3    THE TRANSACTIONS    40
Section 3.01    Procedures    40
Section 3.02    Transfer of Purchased Assets; Servicing Rights    43
Section 3.03    Maximum Amount    43
Section 3.04    Early Repurchase Date; Mandatory Repurchases; Optional Repurchases    44
Section 3.05    Repurchase    45
Section 3.06    Maturity Date and Revolving Period Extension Options    45
Section 3.07    Payment of Price Differential and Fees    46
Section 3.08    Payment, Transfer and Custody    47
Section 3.09    Repurchase Obligations Absolute    48
Section 3.10    Future Funding Transactions    48
ARTICLE 4    MARGIN MAINTENANCE    50
Section 4.01    Margin Deficit    50
Section 4.02    Additional Provisions Regarding Margin Calls    51
ARTICLE 5    APPLICATION OF INCOME    52
Section 5.01    Waterfall Account; Servicer Account    52
Section 5.02    Before an Event of Default    52
Section 5.03    After an Event of Default    53
Section 5.04    Seller to Remain Liable    53
ARTICLE 6    CONDITIONS PRECEDENT    54
Section 6.01    Conditions Precedent to Initial Transaction    54
Section 6.02    Conditions Precedent to All Transactions    55
ARTICLE 7    REPRESENTATIONS AND WARRANTIES OF SELLER    57

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(continued)
Page
Section 7.01    Seller    57
Section 7.02    Repurchase Documents    58
Section 7.03    Solvency    58
Section 7.04    Taxes    58
Section 7.05    Financial Condition    59
Section 7.06    True and Complete Disclosure    59
Section 7.07    Compliance with Laws    59
Section 7.08    Compliance with ERISA    60
Section 7.09    No Default or Material Adverse Effect    60
Section 7.10    Purchased Assets    61
Section 7.11    Purchased Assets Acquired from Transferors    62
Section 7.12    Transfer and Security Interest    63
Section 7.13    No Broker    63
Section 7.14    Separateness    63
Section 7.15    Investment Company Act    63
Section 7.16    Location of Books and Records    63
Section 7.17    Chief Executive Office; Jurisdiction of Organization    63
Section 7.18    Anti-Money Laundering Laws and Anti-Corruption Laws    64
Section 7.19    Sanctions    64
Section 7.20    Beneficial Ownership Certification    64
ARTICLE 8    COVENANTS OF SELLER    64
Section 8.01    Existence; Governing Documents; Conduct of Business    64
Section 8.02    Compliance with Laws, Contractual Obligations and
Repurchase Documents    65
Section 8.03    Structural Changes    65
Section 8.04    Protection of Buyer’s Interest in Purchased Assets    65
Section 8.05    Actions of Seller Relating to Distributions, Indebtedness,
Guarantee Obligations, Contractual Obligations, Investments
and Liens    66
Section 8.06    Maintenance of Property, Insurance and Records    67

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Section 8.07    Delivery of Income    67

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(continued)
Page
Section 8.08    Delivery of Financial Statements and Other Information    67
Section 8.09    Delivery of Notices    69
Section 8.10    Pledge Agreement    70
Section 8.11    Taxes    70
Section 8.12    Transaction with Affiliates    70
Section 8.13    Anti-Corruption Laws, Anti-Money Laundering Laws and
Sanctions    71
Section 8.14    Compliance with Sanctions    71
Section 8.15    Beneficial Ownership    71
ARTICLE 9    SINGLE-PURPOSE ENTITY    71
Section 9.01    Covenants Applicable to Seller    71
Section 9.02    Additional Covenants Applicable to Seller    73
ARTICLE 10    EVENTS OF DEFAULT AND REMEDIES    74
Section 10.01    Events of Default    74
Section 10.02    Remedies of Buyer as Owner of the Purchased Assets    77
ARTICLE 11    SECURITY INTEREST    79
Section 11.01    Grant    79
Section 11.02    Effect of Grant    79
Section 11.03    Seller to Remain Liable    80
Section 11.04    Waiver of Certain Laws    80
ARTICLE 12    BENCHMARK REPLACEMENT; INCREASED COSTS; CAPITAL ADEQUACY    80
Section 12.01    Benchmark Replacement; Market Disruption    80
Section 12.02    Illegality    81
Section 12.03    Breakfunding    81
Section 12.04    Increased Costs    82
Section 12.05    Capital Adequacy    82
Section 12.06    Taxes    83
Section 12.07    Payment and Survival of Obligations    86

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ARTICLE 13    INDEMNITY AND EXPENSES    86

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(continued)
Page
Section 13.01    Indemnity    86
Section 13.02    Expenses    88
ARTICLE 14    INTENT    88
Section 14.01    Safe Harbor Treatment    88
Section 14.02    Liquidation    89
Section 14.03    Qualified Financial Contract    89
Section 14.04    Netting Contract    89
Section 14.05    Master Netting Agreement    89
ARTICLE 15    DISCLOSURE RELATING TO CERTAIN FEDERAL
PROTECTIONS    89
ARTICLE 16    NO RELIANCE    90
ARTICLE 17    SERVICING    91
Section 17.01    Servicing Rights    91
Section 17.02    Servicing Reports    92
Section 17.03    Servicer Event of Default    92
ARTICLE 18    MISCELLANEOUS    93
Section 18.01    Governing Law    93
Section 18.02    Submission to Jurisdiction; Service of Process    93
Section 18.03    IMPORTANT WAIVERS    93
Section 18.04    Integration; Severability    95
Section 18.05    Single Agreement    95
Section 18.06    Use of Employee Plan Assets    95
Section 18.07    Survival and Benefit of Seller’s Agreements    95
Section 18.08    Assignments and Participations    95
Section 18.09    Ownership and Hypothecation of Purchased Assets    97
Section 18.10    Confidentiality    98
Section 18.11    No Implied Waivers; Amendments    98
Section 18.12    Notices and Other Communications    99
Section 18.13    Counterparts; Electronic Transmission    99

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Section 18.14    No Personal Liability    99

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(continued)
Page
Section 18.15    Protection of Buyer’s Interests in the Purchased Assets; Further Assurances    99
Section 18.16    Default Rate    101
Section 18.17    Set-off    101
Section 18.18    Seller’s Waiver of Set-off    102
Section 18.19    Power of Attorney    102
Section 18.20    Periodic Due Diligence Review    103
Section 18.21    Time of the Essence    103
Section 18.22    PATRIOT Act Notice    103
Section 18.23    Successors and Assigns    103
Section 18.24    Acknowledgement of Anti-Predatory Lending Policies    103
Section 18.25    Recognition of the U.S. Special Resolution Regimes    104
Section 18.26    Authorized Representatives of Seller and Guarantor    104

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SCHEDULES
Schedule 1    Representations and Warranties regarding Purchased Assets EXHIBITS
Exhibit A    [Reserved]
Exhibit B    Form of Confirmation Exhibit C    Form of Closing Certificate
Exhibit D    Form of Compliance Certificate Exhibit E    Form of Assignment and Acceptance Exhibit F    Form of Servicer Notice
Exhibit G    Form of Irrevocable Redirection Letter Exhibit H    [Reserved]
Exhibit I    Form of Extension Confirmation Letter Exhibit J    Form of Power of Attorney
Exhibit K    Form of Authorized Representatives Annexes
Annex 1    Buyer’s Location; Seller’s Location; Seller’s Account Information

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-i-

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as
of July 30, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is made by and between FBRED REIT WWH SELLER, LLC, a Delaware limited liability company, as Seller (as more specifically defined below, “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (as more specifically defined below, “Buyer”). Seller and Buyer (each also a “Party” and, collectively, the “Parties”) hereby agree as follows:
ARTICLE 1 APPLICABILITY
Section 1.01 Applicability. Subject to the terms and conditions of the
Repurchase Documents, from time to time during the Revolving Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.
ARTICLE 2 DEFINITIONS AND INTERPRETATION
Section 2.01 Definitions.
“Accelerated Repurchase Date”: Defined in Section 10.02.
“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the actual knowledge of such Person and each of its (i) employees, officers and directors and (ii) any agent to the extent that such agent has responsibility in connection with Seller, Pledgor, Guarantor, the Repurchase Documents and/or the origination, acquisition, servicing, administrator and/or management of any Purchased Asset.
“Advisor”: Benefit Street Partners L.L.C., a Delaware limited liability company. “Advisory Agreement”: The Advisory Agreement, dated as of April 1, 2025, by and between Franklin BSP Real Estate Debt, Inc., and Advisor, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Affiliate”: With respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

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“Aggregate Amount Outstanding”: On each date of the determination thereof, the total amount owing to Buyer by Seller in connection with all Transactions under this Agreement outstanding on such date.
“Agreement”: The meaning set forth in the initial paragraph hereof.
“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.
“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliates of Seller or Guarantor are located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.
“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor and as thereafter adjusted as provided in Section 4.01(a), in each case as specified in the most recent Confirmation entered into in respect of such Purchased Asset, but in no event greater than the Maximum Applicable Percentage.
“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.
“Approved Representation Exception”: Any Representation Exception furnished by Seller to Buyer and approved in writing by Buyer in its discretion prior to the related Purchase Date.
“Asset”: Any Whole Loan or Senior Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a single purpose entity organized to issue collateralized debt obligations or collateralized loan obligations.
“Assignment and Acceptance”: Defined in Section 18.08(c). “Authorized Representative”: Defined in Section 18.26.

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“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (ii) any other entity approved by Buyer in its sole discretion, which may be a title company,

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escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.
“Bankruptcy Code”: Title 11 of the United States Code, as amended from time to time.
“Basic Mortgage Asset Documents”: The following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents:
(1) the Mortgage Note and/or, in the case of a Senior Interest consisting of a participation interest, the related participation certificate, with a certified true and correct copy of the related Mortgage Note, (2) the Mortgage and UCC-1 financing statements executed in connection therewith, (3) the assignment of leases and rents, if any, (4) the Interim Assignment Documents and (5) the Blank Assignment Documents.
“Benchmark”: With respect to any Transaction, initially, the Term SOFR Reference Rate for a tenor of one month; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate for such tenor or the then-current Benchmark in accordance with Section 12.01(a), then, for purposes of this definition, “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 12.01.
“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.
“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer.
“Benchmark Replacement Date”: With respect to any Benchmark, the earliest to occur of the following events with respect to such Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided, that such non-representativeness will be determined by

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reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark continues to be provided on such date.
“Benchmark Transition Event”: With respect to any Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.
“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.
“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Blank Assignment Documents”: Defined in Section 6.02(k).
“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller in connection with Seller’s future funding obligations under the related Purchased Asset Documents subject to Future Funding Transactions and sold to Buyer under this Agreement, minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the

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principal balance of the related Whole Loan, to the extent allocable to such Senior Interest under the related Purchased Asset Documents).
“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.
“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.
“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.
“Capitalized Lease Obligations”: Obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.
“Cause”: With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable by-laws, limited partnership agreement or limited liability company agreement, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of Independent Director or Independent Manager.
“Change of Control”: The occurrence of any of the following events: (a) the consummation of a merger or consolidation of Guarantor or Advisor with or into another entity or any other reorganization of Guarantor or Advisor if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in the Guarantor or Advisor, as applicable, immediately prior to such merger, consolidation or reorganization, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of

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warrants, options or otherwise) to become, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 20% or more of the total voting power of all classes of Capital Stock of Guarantor or Advisor entitled to vote generally in the election of the directors (other than Controlled Affiliates of Guarantor, or to the extent such interests are obtained through a public market offering or secondary market trading), (c) Advisor shall cease to be actively and directly involved in the management and operations of Guarantor, (d) Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the outstanding Capital Stock of FBRED REIT Real Estate Debt OPCO, LLC, (e) FBRED REIT Real Estate Debt OPCO, LLC shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the outstanding Capital Stock of Pledgor (f) Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the outstanding Capital Stock of Seller or (g) any transfer of all or substantially all of Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of Seller’s or Guarantor’s business); provided that, the acquisition of Advisor by Franklin Resources, Inc. or any Affiliate thereof shall not be a Change of Control.
“Class”: With respect to an Asset, such Asset’s classification as either a Whole Loan or a Senior Interest.
“Closing Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Seller.
“Closing Date”: July 30, 2025.
“Code”: The Internal Revenue Code of 1986, as amended, or any successor thereto.
“Co-Lender”: With respect to any Senior Interest, any co-participant, any co-lender or any other Person having an interest in the related Whole Loan that is junior to, pari passu with, or senior to (in right of payment or priority), the rights of the holder of such Senior Interest.
“Collection Account”: Any account established by a Servicer in connection with the servicing of any Asset or Purchased Asset.
“Commodity Exchange Act”: The Commodity Exchange Act, as amended. “Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller and Guarantor.
“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with either Section 3.01 or Section 4.01(e).
“Conforming Changes”: With respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical,

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administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Pricing Rate,” the definition of “Pricing Period,”

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the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, the applicability and length of lookback periods, the applicability of Section 12.03 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date (determined on a consolidated basis): (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations of such Person, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through
(x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

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“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt,

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contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.
“Controlled Account Agreement”: A control agreement with respect to the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank.
“Controlled Affiliate” shall mean any Person that, directly or indirectly, is controlled by Guarantor. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.
“Credit Event”: The determination by Buyer that any of the following events or any similar occurrence or condition has occurred: (i) an Insolvency Event with respect to any Underlying Obligor with respect to any Purchased Asset, or, in the case of any Senior Interest, the related Whole Loan or any co-participant or any Person having an interest in any Purchased Asset or any related Mortgaged Property that is pari passu with or senior to, in right of payment or priority, the rights of Buyer with respect thereto, and, in each case, such Insolvency Event is determined by Buyer to have a material adverse effect on the timing and/or amounts or receipts of income, principal or other amounts with respect to such Purchased Asset or the related Whole Loan or in connection with the exercise of any rights or remedies relating to such Purchased Asset or the related Whole Loan including, but not limited to, foreclosure, (ii) any actual or potential “default”, “event of default” or like event, howsoever defined (without giving effect to any applicable notice and cure periods) under the terms of any Purchased Asset or the related Purchased Asset Documents (including, without limitation, with respect to any Senior Interest, an actual or potential “default”, “event of default” or like event with respect to the related Whole Loan), (iii) the deterioration in value affecting the PPV of any Purchased Asset or any related Mortgaged Property, (iv) any drop in the net operating income or cash flow of any Purchased Asset or any related Mortgaged Property affecting Debt Yield of any Purchased Asset or Mortgaged Property related thereto, (v) with respect to any Purchased Asset, any deterioration in the operations, property, assets, business, financial condition, payment ability or prospects of any Underlying Obligor or other obligor or borrower under any Mortgage Note, (vi) the loss of any security interest under the Repurchase Agreement or any Repurchase Document or with respect to any Purchased Asset or the Mortgaged Property related to any Purchased Asset, or under any related Purchased Asset Document, or the failure of any such security interest to be (i) fully perfected or (ii) first priority, in each case under applicable Requirements of Law, (vii) the failure of any Purchased Asset to qualify for bankruptcy safe harbor treatment as described in Article 14 of the Repurchase Agreement, (viii) the failure of Seller to deliver to Buyer on a timely basis any reports with respect to any Purchased Asset, as required under the Repurchase Agreement and each of the other Repurchase Documents, and Buyer determines that such failure

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has adversely affected Buyer’s ability to determine the Market Value thereof, (ix) any Representation Breach with respect to any Purchased Asset has occurred and is continuing, and
(x) failure to satisfy any performance thresholds with respect to a Purchased Asset as set forth in the related Confirmation.
“Current Mark-to-Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its sole discretion exercised in good faith. For the avoidance of doubt, any future funding advance made by Seller in respect of any Purchased Asset in which Buyer has not participated by funding a Future Funding Amount hereunder shall not increase the Current Mark-to-Market Value of the related Purchased Asset.
“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
“Custodian”: Computershare Trust Company, N.A., or any successor permitted by the Custodial Agreement.
“Debt Yield”: With respect to any Purchased Asset and for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the underwritten net operating income or net cash flow for such period from the Mortgaged Properties securing such Purchased Asset, as determined by Buyer in its sole discretion, by (ii) the outstanding Purchase Price of such Purchased Asset on the last day of such time period.
“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).
“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Asset”: Any Asset or Purchased Asset and, in the case of any Senior Interest, any related Whole Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than those that were either disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset or consented to by Buyer in accordance with the terms of this Agreement, (b) with respect to which a Representation Breach exists, other than an Approved Representation Exception, unless such Purchased Asset has been repurchased pursuant to Section 3.04(c), (c) with respect to which a material non-monetary default has continued under the related Purchased Asset Documents beyond any applicable notice or cure period, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those that

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were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset or consented to by Buyer in writing in

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accordance with the terms of this Agreement, (d) as to which an Insolvency Event has occurred with respect to the Underlying Obligor or, in the case of any Senior Interest, with respect to any Co-Lender, (e) with respect to which there has been a Material Modification (including, without limitation, a Material Modification with respect to any Whole Loan related to any Senior Interest) that has not been consented to in writing by Buyer in accordance with the terms of this Agreement, or (f) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest, in addition to the foregoing such Senior Interest will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition, provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents.
“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Deposit Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.
“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.
“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).
“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.

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“Dollars” and “$”: Lawful money of the United States of America.

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“Early Repurchase Date”: Defined in Section 3.04. “Eligible Asset”: An Asset:
(a)that has been approved as a Purchased Asset by Buyer;
(b)with respect to which no Representation Breach exists;
(c)that is not a Defaulted Asset;
(d)that pays interest at a floating rate based on SOFR;
(e)with respect to which there are no future funding obligations on the part of Seller other than any future funding obligations expressly approved by Buyer pursuant to Section 3.10 which future funding obligations are and shall remain at all times, solely the obligations of Seller;
(f)that as of the related Purchase Date, and immediately following the satisfaction of any Margin Call, satisfies the applicable Maximum Purchased Asset PPV Requirement;
(g)if the underlying Mortgaged Property is a hotel, (i) the hotel is a national flag hotel, (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and delivered to Seller, and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel management is acceptable to Buyer, and (iv) the hotel manager has entered into a subordination of management agreement, all of which are acceptable to Buyer;
(h)if the underlying Mortgaged Property is located in the United States, the Underlying Obligors are domiciled in the United States, and all obligations under the Asset and the Purchased Asset Documents are denominated and payable in Dollars;
(i)the Mortgaged Property is not unimproved land, for sale, under construction, conversion of use, a gutted or rehabilitation property, and is not a condominium regime established for sale of individual units, and is not under conversion to another type of Asset that represents a subordinated interest in the Mortgaged Property;
(j)with respect to such Asset, none of the Underlying Obligors (nor any of their respective Affiliates) related to such Asset are Sanctioned Targets;
that does not constitute an Equity Interest of Seller, Pledgor or Guarantor or any Affiliate of Seller, Pledgor or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the related Purchased Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Pledgor or Guarantor or any Affiliate of

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Seller, Pledgor or Guarantor with respect to such related Purchased Asset whether or not it satisfies either of the preceding clauses (i) or (ii);
(k)that is secured by or, with respect to a Senior Interest, the related Whole Loan is secured by a perfected, first-priority security interest on either a “fully stabilized” or a “light transitional” commercial, retail, industrial, office, self-storage, mixed-use, hospitality or multi-family property, in each case as determined by Buyer in its sole discretion;
(l)for which (i) all Purchased Asset Documents have been delivered to Custodian in accordance with the terms hereof and the Custodial Agreement on a timely basis and (ii) no material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller or any other Person for more than ten (10) days;
(m)~~that does not cause Seller to violate any Sub-Limit~~[reserved];
(n)as to which Seller has delivered an Irrevocable Redirection Notice executed in blank to Custodian on behalf of Buyer;
(o)as to which all escrows, reserves and other collateral accounts are subject to a perfected security interest in favor of Seller, and each such security interest has been assigned to Buyer as required herein;
(p)with respect to which Seller or paying agent has not failed to remit to Servicer for deposit into the Servicer Account all related Income and other amounts as required by Sections 5.01, 8.07, and other provisions of this Agreement when due;
(q)as to which all obligations included in Retained Interests, funding obligations or any other obligations of any kind remain, in each case, the sole obligation of Seller; and
if any portion of the Mortgaged Property related to such Asset is subject to a partial release, Buyer shall have received, on or before the effective date of such partial release, an Appraisal specifying the value of the Mortgaged Property which remains as security for the related Asset following the date of consummation for such partial release (which Appraisal, for the avoidance of doubt, may be the same Appraisal that was delivered to Buyer on or before the Purchase Date, provided that it complies with this clause (o)). provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

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“Eligible Assignee”: Any of the following Persons designated by Buyer: (a) any Qualified Assignee other than, prior to the occurrence and during the continuance of an Event of Default, any Prohibited Assignee, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and no consent shall be required at any time when an Event of Default exists.
“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.
“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s, Pledgor’s or Guarantor’s controlled group or under common control with Seller, Pledgor or Guarantor, within the meaning of Section 414 of the Code.
“Event of Default”: Defined in Section 10.01.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes

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the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Extension Condition”: Defined in Section 3.06(a). “Extension Confirmation Letter”: Defined in Section 3.06(a).
~~“Extension Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.~~
“Extension Option”: Defined in Section 3.06(a). ”Extension Period”: Defined in Section 3.06(a).
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any laws or agreement implementing an intergovernmental approach thereto.
“FDIA”: Defined in Section 14.03.”FDICIA”: Defined in Section 14.04.
“Fee Letter”: The ~~fee and pricing letter~~Amended and Restated Fee and Pricing Letter, dated as of the ~~date hereof~~First Amendment Effective Date, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“First Amendment Effective Date”: May 1, 2026.
“First Amendment Upsize Fee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.
“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).
“Foreign Buyer”: A Buyer that is not a U.S. Person.
“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to

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Section 3.10, the amount funded by Buyer in connection with such Future Funding Transaction; provided that, in no event shall a future funding amount exceed the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset; and provided, further in no event shall the aggregate amount so requested by Seller exceed the amount of future funding set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset.
“Future Funding Confirmation”: Defined in Section 3.10(i).
“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Seller is required to fund a Future Funding Amount pursuant to the Purchased Asset Documents relating to such Purchased Asset.
“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following: (a) the related request for advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that are required to be delivered to Seller pursuant to the related Purchased Asset Documents in connection with such future funding advance; (b) certification by Seller that all conditions precedent to the future funding advance under the related Purchased Asset Documents have been satisfied in all material respects; and (c) to the extent available and requested by Buyer, (i) updated financial statements, operating statements and rent rolls, (ii) engineering reports and updates to the engineering reports, and (iii) an updated Underwriting Package.
“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to
Section 3.10.
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.
“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or

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domestic, and (h) supra-national body such as the European Union or the European Central Bank.
“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.
“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation). In the absence of any stated amount or stated liability of a guaranteeing person, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by Buyer.
“Guarantor”: FRANKLIN BSP REAL ESTATE DEBT, INC., a Maryland
corporation.
“Hotel Asset”: Any Purchased Asset that is secured by (or with respect to any
Senior Interest, the related Whole Loan is secured by) one or more Mortgaged Properties that are hotel properties.
“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest,

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dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.
“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed: (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities,
(c) Capitalized Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to such Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on property or assets owned by such Person,

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even though such Person has not assumed or become liable for the payment of such indebtedness or other

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payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise. Notwithstanding the foregoing, Indebtedness shall not include any Non-Recourse Indebtedness owing pursuant to real estate mortgage investment conduits or other similar securitization transactions that are not issued by Guarantor, Affiliates of Guarantor and/or Affiliates of Advisor (e.g., commercial real estate CLOs) that result from the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time.
“Indemnified Amounts”: Defined in Section 13.01(a). ”Indemnified Persons”: Defined in Section 13.01(a).
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the Originator or the Underlying Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; and (v) is certified or licensed in the state where the subject Mortgaged Property is located.
“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

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a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an

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Independent Director or Independent Manager of Seller or Pledgor, or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);
(a)a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor or any of their respective equity holders or Affiliates in the ordinary course of business);
(b)a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(c)a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).
An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a Single Purpose Entity affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.
“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.
“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person

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generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Interest Expense”: With respect to any Person and for any relevant time period, the amount of total interest expense incurred by such Person, and its consolidated Subsidiaries, including capitalized or accruing interest (but excluding interest funded under a construction loan), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.
“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.
“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a hedge counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Purchased Asset Document”.
“Interim Assignment Documents”: The allonge, assignment of Mortgage, assignment of assignment of leases and rents, general assignment, UCC-3 financing statements and/or, in the case of a Senior Interest consisting of a participation interest, the assignment of related participation certificate and/or, in the case of a Senior Interest consisting of a promissory note, the related allonge and assignment and assumption agreement and all other applicable documents evidencing the assignment of the related Purchased Asset from related Originator to Seller.
“Internal Control Event”: Fraud that involves management or other employees who have a significant role in the internal controls of Seller, Pledgor or Guarantor over financial reporting.
“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any

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Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a

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series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option exercisable without the consent of such Person which would obligate such Person to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.
“Investor”: Any Person that is admitted to either Seller or Guarantor as a member in accordance with the applicable operating agreement or limited liability company agreement, as applicable, of Seller or Guarantor, respectively.
“Irrevocable Redirection Notice”: A notice in the form of Exhibit G, to be signed by the Underlying Obligor (if applicable) and Seller, or by Servicer on Seller’s behalf, with respect to each Purchased Asset, directing the remittance of all Income with respect to a Purchased Asset to an account designated by Buyer, which notice may be delivered to the applicable Underlying Obligor in accordance with this Agreement.
“IRS”: The United States Internal Revenue Service.
“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.
“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.
“Margin Call”: Defined in Section 4.01(a). ”Margin Deficit”: Defined in Section 4.01(a).
“Margin Excess”: For any Purchased Asset, as of any date of determination, the amount by which (a) the related Applicable Percentage for such Purchased Asset on each such determination date (after giving effect to any increase to such Applicable Percentage, if any, made by Buyer in its sole discretion pursuant to Section 4.01(a)), multiplied by its Market Value on such date of determination

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exceeds (b) the current outstanding Purchase Price of such Purchased Asset, but in no event shall Margin Excess cause the Purchase Price of any Purchased Asset to exceed the Purchase Price thereof on the related Purchase Date unless Buyer has, after

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the Purchase Date of the related Purchased Asset, determined in its sole and absolute discretion, to increase the Applicable Percentage and/or Purchase Price of such Purchased Asset pursuant to Section 4.01(a) as set forth in an amended and restated Confirmation.
“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer’s not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.
“Market Value”: For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and Book Value for such Purchased Asset as determined by Buyer in accordance herewith by taking into account such criteria as Buyer deems appropriate, including as appropriate current interest rates, spreads and other market conditions, credit quality, liquidity of position, eligibility for inclusion in structured finance or securitization transactions, subordination, delinquency status and aging and any amounts owing to or by Seller under any related Interest Rate Protection Agreement, which market value, in each case, may be determined to be zero, as of such date as determined by Buyer; provided that, notwithstanding any other provision of this Agreement, the Market Value of a Purchased Asset shall not exceed the lower of (x) the Market Value assigned to such Purchased Asset as of the Purchase Date, and (y) the par value of such Purchased Asset as of such date of determination; provided, further that the Market Value of a particular Purchased Asset shall be automatically set at zero if, with respect to such Purchased Asset:
(a)the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer (except to the extent waived by Buyer as provided in the last paragraph of the definition hereinabove of “Eligible Asset”);
(b)any material statement, affirmation or certification made or any information, document, agreement, report or notice delivered by Seller to Buyer was untrue in any material respect when made or delivered;
(c)any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;
(d)Seller fails to repurchase such Purchased Asset by the Repurchase Date therefor;
(e)an Insolvency Event has occurred with respect to any Underlying Obligor or, in the case of any Senior Interest, with respect to any Co-Lender;
all Purchased Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

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(f)any material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller or any other Person for more than twenty (20) days (unless Buyer has consented in writing and in advance to such extension of time);
(g)Seller fails to observe or perform in any material respect any obligation of Seller under the Purchased Asset Documents (relating to such Purchased Asset) to which Seller is a party; or
(h)Seller fails to deliver any reports required hereunder where such failure materially and adversely affects the Market Value thereof or adversely affects Buyer’s ability to determine Market Value therefor; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the related Underlying Obligor due solely to such Underlying Obligor failing to deliver such report, then (i) Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable, (ii) during the thirty (30) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call and, in connection with such re-determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (iii) the Market Value of such Purchased Asset shall be zero at any time after the thirtieth (30th) day following Seller’s initial failure to deliver such report unless Seller delivers such report to Buyer on or prior to such date.
“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, liabilities (actual or contingent), operations, financial condition of Seller, Pledgor or Guarantor,
(b) the ability of Seller to pay and perform any of its respective duties, obligations or agreements under the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document with respect to any Purchased Asset or security interest granted thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, (e) the Current Mark-to-Market Value, rating (if applicable) or liquidity of a material portion of the Purchased Assets, as determined by Buyer in accordance herewith, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document with respect to any Purchased Asset.
“Material Impairment Threshold”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Material Modification”: Any (i) material amendment, waiver, termination, rescission, cancellation, release or any other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or any related Purchased Asset Document (including, without limitation, any such document with respect to any Whole Loan related to any Senior Interest), or (ii) extension, or release of any collateral, for any Purchased Asset or any related Whole Loan (in each case, other than as

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required by the express terms of the related Purchased Asset Documents and for which there is no lender discretion); provided that, non-material, administrative or ministerial modifications or actions with either de minimis or no economic effect on the value of the related Purchased Asset or related Mortgaged Property, including, without limitation, consent rights over leases, budgets, utilization of reserves or the release thereof, approval of escrows and bonding amounts for mechanics’ or materialmen’s liens, tax abatements or tax challenges, shall not be considered a Material Modification.
“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.
“Maturity Date”: The earliest to occur of (a) July 30, 2027, as such date may be extended pursuant to Section 3.06(a), (b) any Accelerated Repurchase Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.
“Maximum Amount”: As of the ~~Closing~~First Amendment Effective Date,
$~~150,000,000~~250,000,000. The Maximum Amount shall not be (a) increased by any Future Funding Transaction nor (b) reduced upon the repurchase of any Purchased Assets prior to the earlier to occur of the Revolving Period Expiration Date and the Maturity Date; provided, that on and after the earlier to occur of (x) the Revolving Period Expiration Date and the Maturity Date, as of any date of determination, the Maximum Amount shall be an amount equal to the sum of
(a) the then-current Aggregate Amount Outstanding, and (b) the Applicable Percentage of those remaining future funding obligations that are scheduled in the Confirmations for each related Purchased Asset, as such amounts decline as Future Funding Transactions under Section 3.10 are funded, Purchased Assets are repurchased (in whole or in part) and Margin Deficits are satisfied.
“Maximum Applicable Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Maximum Purchased Asset PPV Requirement”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Monthly Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Monthly Margin Call Payment Limit”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Monthly Margin Call Payment Limit Breach”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

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“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.
“Mortgage Asset File”: The meaning specified in the Custodial Agreement. “Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation, any Interest Rate Protection Agreements relating to such Whole Loan and any other documents that are required to be delivered to Custodian under the Custodial Agreement.
“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.
“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) in the case of a Whole Loan, the related Mortgage Note or (b) in the case of a Senior Interest, the related Senior Interest Note.
“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage. “Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder, and the grantor of the related Mortgage.
“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Controlling ~~Participation~~Interest”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person (determined on a consolidated basis) as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other

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transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this

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clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Originator”: With respect to each Purchased Asset, the Person or Persons who originated or issued, as applicable, such Purchased Asset.
“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).
“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent”:    All of the direct or indirect holders of any Equity Interests in Guarantor, together with their respective successors and assigns.
“Participant”: Defined in Section 18.08(b). “Participant Register”: Defined in Section 18.08(g).
“Party”: The meaning set forth in the preamble to this Agreement.
“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.
“Permitted Transferor”: Any Affiliate of Seller with respect to which a true sale opinion in form and substance satisfactory to Buyer and counsel for Buyer is given following the date hereof, as provided in Section 7.11.
“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.
“Plan”: An employee benefit or other plan established or maintained by Seller, Guarantor, Pledgor or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller, Guarantor, Pledgor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement,

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been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.
“Plan Asset Regulation”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).
“Plan Assets”: Defined in Section 7.08(b).
“Pledge Agreement”: The Pledge Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Pledged Collateral”: The meaning set forth in the Pledge Agreement. “Pledgor”: FBRED REIT Finance, LLC, a Delaware limited liability company. “Power of Attorney”: Defined in Section 18.19.
“PPV”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.
“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.
“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.
“Pricing Margin”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.
“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that the then-applicable Pricing Period for a Purchased Asset shall end on the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

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“Pricing Rate”: For any Pricing Period and any Transaction, the Term SOFR for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.
“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, the date that is two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.
“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.
“Prohibited Assignee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.
“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.
“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction as set forth in the related Confirmation.
“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date and, as initially set forth in the related Confirmation for such Purchased Asset, as such Confirmation may be updated by Buyer and Seller from time to time (including any updated Confirmations that may be executed by Buyer and Seller from time to time thereafter for any reason, including, without limitation, any transfer of amounts from Buyer to Seller pursuant to Section 3 of the Fee Letter), an amount equal to the product of the Market Value of such Purchased Asset, times the Applicable Percentage for such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related Underlying Obligor with respect to such Purchased Asset, (ii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, (iv) reduced by any payments made by Seller in reduction of the outstanding Purchase Price with respect to such Purchased Asset, or (v) reduced by any Release Amounts remitted to the Waterfall Account and applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fourth of Section 5.02, and (vi) increased or decreased, as appropriate, to the extent that any Margin Excess is reallocated either to or from the related Purchased Asset in accordance with Section

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4.01(a), in each case on or prior to such date of determination with respect to such Purchased Asset.
“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents and/or the related Senior Interest Documents.
“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, (b) for the Transactions in general, all Assets sold by Seller to Buyer, and
(c) any additional Purchased Assets transferred to Buyer pursuant to Section 4.01, in each case including, to the extent relating to such Asset or Assets and, subject to all terms and conditions of the Repurchase Documents, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) the Waterfall Account and all amounts and property from time to time on deposit therein, together with all Income from Purchased Assets that is on deposit in the Servicer Account, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) all Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) rights of Seller under any Interest Rate Protection Agreements relating to such Assets, (xiii) all of the Pledged Collateral, (xiv) all proceeds related to the sale, securitization or other disposition thereof, and (xv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).
“Qualified Assignee”: A Person that is (a) a commercial bank, savings bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, insurance company, mutual fund, or governmental entity that, in each case, has total combined assets of at least $250,000,000; (b) an investment company, investment fund, money management firm, qualified institutional buyer (as defined under Rule 144A of the Securities Act of 1933, as amended), or institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) Regulation D of the Securities Act of 1933, as amended) that, in each case, has total combined assets of at least $250,000,000,
(c) any institution substantially similar to those described in clauses (a) and (b) above and any Affiliate of Buyer that, in each case, has total combined assets of at least $250,000,000, or (d) any entity Controlled by any of the Persons described in clauses (a) through (c) above.
“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P.

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“Register”: Defined in Section 18.08(f).
“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.
“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property in violation of, or that would incur liability pursuant to, Environmental Law.
“Release Amount”: With respect to any Purchased Asset, an amount equal to the lesser of (i) the Release Percentage multiplied by the unpaid Purchase Price of the related Purchased Asset, and (ii) the Aggregate Amount Outstanding.
“Release Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.
“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in, about or to the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.
“REMIC”: A REMIC, as that term is used in the REMIC Provisions. “REMIC Provisions”: Sections 860A through 860G of the Code.
“Remittance Date”: The 17th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.
“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

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“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered

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pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.
“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.
“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Maturity Date, without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation, and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset and extensions that have been approved by Buyer in writing in its sole discretion without giving effect to any amendments other than those which have been similarly approved by Buyer in writing in its sole discretion); provided that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05).
“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, the Servicing Agreement and any related sub-servicing agreements, the Pledge Agreement, the Guarantee Agreement, all Controlled Account Agreements, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.
“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price of all Purchased Assets on each applicable Repurchase Date, together with all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against Seller, Guarantor or Pledgor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).
“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price

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Differential for such Purchased Asset as of such date, (c) any accrued and unpaid fees and expenses and accrued indemnity amounts, late fees, default interest, or breakage costs then due and payable in accordance with this Agreement or any Repurchase Document by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, (d) unless, simultaneously with the repurchase of such Purchased Asset, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, (e) any Release Amounts payable in connection with such repurchase of such Purchased Asset, (f) any applicable Exit Fee then due and payable in connection with the related Purchased Asset, and (g) all other amounts then due and payable in accordance with this Agreement or any Repurchase Document on such date by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise.
“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and all laws as in effect on such date (whether or not in effect on the Closing Date), statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.
“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.
“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller (other than any such Indebtedness that is purchased by Buyer and becomes a Purchased Asset in accordance with all of the terms of this Agreement), the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.
“Revolving Period”: The period from the Closing Date to but excluding the Revolving Period Expiration Date.
“Revolving Period Expiration Date”: The earliest to occur of (a) July 30, 2027, as such date may be extended pursuant to Section 3.06(b), (b) any Accelerated Repurchase Date,

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and (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.
“Revolving Period Extension Option”: Defined in Section 3.06(b).
“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the
U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller or Guarantor or any of their Affiliates.
“Sanctioned Target”: Any Person, group, sector, territory, region, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).
“Seller”: The Seller named in the preamble of this Agreement, together with its permitted successors and assigns, as permitted in accordance with the terms of this Agreement.
“Senior Interest”: (a) A senior or, if expressly authorized in writing by Buyer on or before the related Purchase Date, either a controlling pari passu participation interest in a Whole Loan or a Non-Controlling ~~Participation~~Interest, in each case (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments (other than by any Underlying Obligor with respect to the underlying Whole Loan), and (v) as to which, except with respect to Non-Controlling ~~Participations~~Interests, the holder thereof maintains full control over all decisions with respect to the related Whole Loan (other than decision rights customarily granted to holders of junior interests), or (b) an “A note” in an “A/B” or similar structure in a Whole Loan, in each case for which the Mortgaged Property has fully stabilized, as determined by Buyer.
“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so

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required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

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“Senior Interest Note”: Collectively, (a) the original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion), (b) in the case of a participation, the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof), and (c) the related original participation and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof).
“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, (a) Situs Asset Management LLC, or its designee, (b) NewPoint Real Estate Capital LLC and NewPoint Multifamily Capital Corporation, or (c) any other servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.
“Servicer Account”: Each segregated, non-interest bearing account established by a Servicer in connection with the servicing of any Asset or Purchased Asset, which shall be in Servicer’s name on behalf of Buyer pursuant to the applicable Servicing Agreement.
“Servicer Event of Default”: With respect to a Servicer, (a) any default or event of default (however defined) under the Servicing Agreement that continues beyond any applicable notice and/or cure periods provided in the Servicing Agreement, or (b) any failure of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.
“Servicer Notice”: A notice in the form of Exhibit F among Seller, Servicer, and Buyer with respect to the servicing of Purchased Assets.
“Servicing Agreement”: A servicing agreement among Seller, certain of its Affiliates, and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.
“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or the related Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including, to the extent applicable, all servicing agreements, files, documents, records, databases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.
“Servicing Rights”: With respect to any Purchased Asset, all right, title and interest of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts

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received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or

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any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service the Purchased Assets (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.
“Single Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.
“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.
“Structuring Fee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

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~~“Sub-Limit”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.~~
“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Sheet”: The letter and/or summary of terms and conditions dated on or around July 2, 2025.
“Term SOFR”: For any calculation with respect to a Transaction, the Term SOFR Reference Rate for a tenor of one month on the applicable Pricing Rate Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00
p.m. (New York City time) on any Pricing Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date and (ii) if the calculation of Term SOFR as determined as provided above (including pursuant to clause (i) of this proviso) results in a Term SOFR rate of less than the Floor, Term SOFR shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents.
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR. “Transaction”: With respect to any Asset, the sale and transfer of such Asset from

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Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.
“Transaction Request”: Defined in Section 3.01(a).

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“Transferor”: The seller of an Asset under a Purchase Agreement, if any, or transferor or assignor under any Interim Assignment Documents.
“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following, as designated by Buyer in its sole discretion on the related Confirmation: retail, office, industrial, hospitality, student housing, medical office product, self-storage, Hotel Asset, mobile home community, multifamily asset or nursing home.
“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.
“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underlying Obligor”: Individually and collectively, as the context may require,
(a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, and (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan.
“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:
(a)all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;
(b)an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;
(c)the current occupancy report, tenant stack and rent roll;
(d)at least two (2) years of property-level financial statements;
the current financial statement of the Underlying Obligor;

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(e)the Mortgage Asset File;
(f)third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;
(g)aging of accounts receivable and accounts payable;
(h)copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;
(i)such further documents or information as Buyer may request;
(j)any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;
(k)any other material documents or reports concerning the Purchased Assets prepared or executed by Seller, Pledgor or Guarantor; and
(l)if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement, if any, including all Interim Assignment Documents.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday,
(ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).
“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.
“Waterfall Account”: A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

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“Wet Mortgage Asset”: An Eligible Asset for which (i) either (a) the scheduled origination date of the related Whole Loan is the proposed Purchase Date for such Eligible Asset, or (b) Buyer has otherwise agreed in its sole discretion to permit delivery of the related Mortgage Asset File to Custodian in accordance with Section 3.01(g) and (h) hereof, (ii) Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.
“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation with respect to any Senior Interest, the whole loan in which Seller owns a Senior Interest.
Section 2.02    Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All    such    limitations,    tests    and    measurements    are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in

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Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing (including, except for Mortgage Notes, Senior Interest Notes, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document attached to an e-mail message) or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated or qualified herein, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated or qualified herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, except where otherwise expressly stated or qualified herein, whenever Buyer has a decision or right of determination, discretion, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.
Section 2.03 Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to any offered rate, the rates in any Benchmark, any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any

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Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this

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Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 3

THE TRANSACTIONS
Section 3.01    Procedures.
(a)From time to time during the Revolving Period, but not more frequently than twice per week, with not less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer written notice of such request (which notice may be given via email) (such request, a “Transaction Request”), which Transaction Request shall: (i) describe the Transaction and each proposed Asset and any related underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmit a complete Underwriting Package for each proposed Asset, (iii) set forth the Representation Exceptions requested, if any, with respect to each proposed Asset, and (iv) indicate the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date (in a Representation Exception or otherwise), and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach with respect to a particular Purchased Asset, Seller shall (x) immediately in the event of a Representation Breach of which Seller has Actual Knowledge on the related Purchase Date and (y) otherwise, within three (3) Business Days from the earlier of (i) notice to Seller from Buyer or Servicer or (ii) Seller’s otherwise having Knowledge of such Representation Breach, repurchase the related Asset or Assets in accordance with Section 3.05.
Buyer shall give Seller notice of the date when Buyer has received a complete Transaction Request, together with the Underwriting Package, supplemental materials and any other documentation required pursuant to Section 3.01(a) or otherwise required under any Repurchase Documents. Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase (i) any single Eligible Asset, and if so, on what terms and conditions, within five (5) Business Days after such date, and

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(ii) two (2) or more proposed Eligible Assets within ten (10) Business Days after such date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.
(b)If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer a draft preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date. If Buyer requires changes to the preliminary Confirmation and such changes are acceptable to Seller, Seller shall make such changes, execute the preliminary Confirmation and deliver same to Buyer. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.
(c)Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible, but in no way shall be construed as evidence of Buyer’s agreement subsequently to purchase additional amounts of, or other, Assets. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.
(d)The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.
A proposed Transaction with respect to a Purchased Asset shall not be entered into if (i) any Margin Deficit, Default, Event of Default, Market Disruption Event or Material

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Adverse Effect has occurred and is continuing or would exist as a result of such Transaction (provided that if any such Margin Deficit, Default or Material Adverse Effect would

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be simultaneously cured with the consummation of such Transaction, Buyer may elect in its discretion to enter into such Transaction), (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, ~~(A)~~ the Aggregate Amount Outstanding would exceed the Maximum Amount, ~~or (B) any Sub-Limit has been or would be exceeded,~~ (v) the Revolving Period Expiration Date has occurred, (vi) if Buyer determines not to enter into any such Transaction for any reason or for no reason, or (vii) all Purchased Asset Documents have not been delivered to Custodian in accordance with the applicable provisions of this Agreement and the Custodial Agreement, (viii) [reserved], or (ix) the proposed Purchased Asset does not comply with the Maximum Purchased Asset PPV Requirement.
(e)In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Confirmation shall be delivered by Seller to Bailee no later than 10:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.
(f)Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:
(g)by 10:00 a.m. (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;
(ii)not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement (as such term is defined in the Custodial Agreement) to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied or waived in writing by Buyer, as applicable, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and
within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that if Seller cannot deliver, or cause to be delivered within three (3) Business Days, (A) any Basic Mortgage Asset Document to

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Custodian that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) within three (3) Business Days of the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp-filed copies, if applicable) thereon and (B) any document in the Mortgage Asset File other than a Basic Mortgage Asset Document, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof certified by Seller to be a true and correct copy of the original. For the avoidance of doubt (A) Seller shall, in all cases, deliver the original Mortgage Note or, in the case of a Senior Interest consisting of a participation interest, the original participation certificate to Buyer, within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.
(iii)In the event that Seller cannot deliver or cause to be delivered on the applicable Purchase Date, any Interim Assignment Document that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) on the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording), with evidence of the submission thereof for recording and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp filed copies, if applicable) thereon.
Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Revolving Period, Seller may sell Eligible Assets to Buyer, repurchase Purchased Assets from Buyer and re-sell Eligible Assets to Buyer, but Seller may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any

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additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01

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hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.
Section 3.03 Maximum Amount. The Aggregate Amount Outstanding as of any date of determination shall not exceed the Maximum Amount. If the Aggregate Amount Outstanding as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce the Aggregate Amount Outstanding to an amount equal to or less than the Maximum Amount.
Section 3.04    Early    Repurchase    Date;    Mandatory    Repurchases;    Optional
Repurchases.
(a)Seller may terminate any Transaction (in whole, but not in part) with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller irrevocably notifies Buyer at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the outstanding Purchase Price thereof, (b) Seller delivers to Buyer a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default has occurred and is continuing or, if applicable, that the contemplated repurchase will cure same, or would exist as a result of such repurchase, there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Liens granted pursuant to the Repurchase Documents, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03, (d) after giving effect to the payment of the Repurchase Price on such Early Repurchase Date, no Repurchase Obligations are then-currently due and payable from Seller to Buyer and (e) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07(b)(iv), (including, in connection with each partial reduction of outstanding Purchase Price, a pro rata portion of the related Exit Fee) and Seller thereafter complies with Section 3.05. Notwithstanding the foregoing, should any Margin Deficit exist after giving effect to any repurchase under this Section 3.04, Seller shall also pay the amount of each related Margin Deficit to Buyer at the same time that Seller pays the related Repurchase Price to Buyer hereunder. Such voluntary early terminations and optional repurchases shall be limited to two (2) occurrences in any calendar week.
Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of any unsatisfied Margin Deficit that is subject to a Margin Call, or an uncured Default or Event of Default that would not otherwise be fully cured immediately after giving effect to the related repurchase, Seller shall be permitted to effect the repurchase and release of a Purchased Asset only in connection with either (i) a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, or (ii) a sale of such Purchased Asset to an unaffiliated third party purchaser purchasing on an arm’s length basis, and so long as, in each such case, Seller pays, or causes to be paid, directly to

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Buyer for deposit to the Waterfall Account an amount equal to either (x) 100% of the net proceeds paid

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in connection with the relevant payoff by the Underlying Obligor or any Affiliate thereof or (y) 100% of the net proceeds received by Seller from an unaffiliated third-party purchaser purchasing on arm’s length terms in connection with the sale of such Purchased Asset, as applicable. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset (including all then-due Release Amounts, if any) shall be applied by Buyer to reduce the Purchase Price of other Purchased Assets, as determined by Buyer in its discretion.
(b)In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, within three (3) Business Days and in accordance with the procedures set forth in this Section 3.04 and Section 3.05, ~~(i)~~ repurchase any Purchased Asset (A) that no longer qualifies as an Eligible Asset, as determined by Buyer in accordance herewith, (B) for which all documents required to be delivered to Custodian under the Custodial Agreement have not been so delivered on a timely basis, or (C) with respect to which, in the case of any Non-Controlling ~~Participation~~Interest, any material consent, waiver, forbearance, modification, supplement or amendment has been made to the related Whole Loan~~, and (ii) make a partial or complete repurchase of one or more of the Purchased Assets to the extent necessary to cure a breach of a Sub-Limit~~.
Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Default or Event of Default has occurred and is continuing and no unsatisfied Margin Deficit exists, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second (2nd) Business Day prior to the maturity date (as defined under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second (2nd) Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. To the extent that any Release Amount is paid by Seller in connection with the repurchase of any Purchased Asset, such Release Amount shall be applied by Buyer to reduce the then-current unpaid Purchase Prices of one or more of the remaining Purchased Assets, as Buyer shall determine in its discretion, and thereafter Buyer shall provide notice of same to Seller specifying the relevant Purchased Assets. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall be deemed to represent and warrant to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder, that Buyer has made such transfer

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and release of such Purchased Asset free and clear of any other interests or Liens caused by Buyer (other than, if applicable, any Liens caused by Buyer’s completion and recordation of Blank Assignment Documents in accordance with Section 7.10). Any Income with respect to such Purchased Asset received by Servicer, Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, Seller shall repurchase all Purchased Assets no later than the Maturity Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.
Section 3.06    Maturity Date and Revolving Period Extension Options
(a)Maturity Date Extension Options. At the request of Seller delivered to Buyer in writing no earlier than one hundred twenty (120) days and no later than thirty (30) days before the then-current Maturity Date, provided that the Extension Conditions set forth below are fully satisfied both on the date of Seller’s written request and as of the then-current Maturity Date, Seller shall have three (3) separate, consecutive options (each, an “Extension Option”) to extend the then-current Maturity Date, each such option for a period of one (1) year (each, an “Extension Period”). Any extension of the Maturity Date shall be subject to the satisfaction of the following conditions, as determined by Buyer in its sole discretion (each, an “Extension Condition”): (i) no Default or Event of Default has occurred and is continuing, (ii) no Margin Deficit shall be outstanding, (iii) Seller shall have made a timely written request to extend the then-current Maturity Date as provided in this Section 3.06(a), (iv) ~~Seller shall be in compliance with each Sub-Limit, (v)~~ all Purchased Assets otherwise qualify as Eligible Assets, (~~vi~~v) no Credit Event has occurred and remains uncured with respect to any Purchased Asset, and (~~vii~~vi) Seller has paid to Buyer ~~the Extension Fee~~all applicable Monthly Fees on or before the then-current Maturity Date. If the Extension Conditions are not fully satisfied as of the then-current Maturity Date, then notwithstanding any prior approval by Buyer to extend the then-current Maturity Date, Seller shall have no right to extend the then-current Maturity Date, and any pending request to extend the then-current Maturity Date shall be deemed to be denied. Notwithstanding anything to the contrary in this Section 3.06, in no event shall the Maturity Date be extended for more than three (3) Extension Periods. For the avoidance of doubt, an extension of the Maturity Date pursuant to this Section 3.06(a) (i) shall become effective on the then-current Maturity Date, and (ii) shall not extend the Repurchase Date of any Transaction (other than with respect to clause (a) of the definition of “Repurchase Date”). In connection with any Extension Period requested by Seller, and approved by Buyer, in accordance with this Section 3.06(a), Buyer and Seller shall execute and deliver an extension confirmation letter in the form and substance of Exhibit I attached hereto or in form and substance otherwise acceptable to Buyer in its sole discretion (each such extension confirmation letter, an “Extension Confirmation Letter”).
Revolving Period Extension Option. Seller shall have two (2) separate, consecutive options to extend the then-current Revolving Period Expiration Date, each for a period of one (1) year (each, a “Revolving Period Extension Option”) subject to the terms of this Section 3.06(b). If Seller elects to exercise any such Revolving Period Extension Option, Seller shall exercise such Revolving Period Extension Option simultaneously with the exercise by Seller of its option to extend the Maturity Date for the corresponding Extension Period in the manner set forth in Section 3.06(a) by delivery of written notice from Seller to Buyer of such

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request no earlier than one hundred and twenty (120) days and no later than thirty (30) days prior

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to the last day of the Revolving Period; provided that, notwithstanding the foregoing or anything to the contrary herein, with respect to any request of Seller to exercise the second Revolving Period Extension Option (if any), Buyer may approve or deny such request in its sole discretion, and any failure of Buyer to respond in writing to such request on a timely basis shall be deemed to be a denial thereof by Buyer. So long as (i) all of the Extension Conditions in connection with the requested extension of the Maturity Date for the corresponding Extension Period are satisfied, (ii) the Maturity Date is extended for the applicable Extension Period in accordance with Section 3.06(a), and (iii) in connection with any request to exercise the second Revolving Period Extension Option (if any), Buyer shall have consented to such extension of the Revolving Period in Buyer’s sole and absolute discretion, Seller’s request to exercise the applicable Revolving Period Extension Option shall be granted by Buyer; provided, that Seller’s request to exercise the Revolving Period Extension Option will be deemed to be denied if any of the Extension Conditions set forth in Section 3.06(a) are not satisfied, as determined by Buyer in Buyer’s sole and absolute discretion, in connection with the requested extension of the Maturity Date for the corresponding Extension Period. Notwithstanding anything to the contrary in this Section 3.06(b), in no event shall the Revolving Period Expiration Date be extended by more than two (2) years in the aggregate. Each extension of the Revolving Period Expiration Date, if any, shall run concurrently with the corresponding Extension Period. In connection with any Revolving Period Extension Option validly exercised by Seller in accordance with this Section 3.06(b), such extension of the Revolving Period shall be set forth in the related Extension Confirmation Letter for the corresponding Extension Period.
Section 3.07    Payment of Price Differential and Fees.
(a)Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. In addition thereto, interest shall accrue on all past due amounts otherwise due from Seller to Buyer under this Agreement at a rate equal to the Pricing Rate plus five percent (5%). Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.
(b)The terms and conditions related to the payment by Seller and Guarantor to Buyer of certain fees and expenses are set forth in Section 2 of the Fee Letter.
In addition thereto, Seller and Guarantor shall pay to Buyer all fees and other amounts as and when due, as set forth in this Agreement including, without limitation:
the Structuring Fee, which shall be fully earned by, and due and payable to, Buyer, and payable by Seller and Guarantor, in accordance with the terms and conditions set forth in Section 2 of the Fee Letter, which terms and provisions are

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incorporated herein by reference or, if sooner, on the date of the termination of this Agreement for any reason;
(i)~~[reserved]~~the First Amendment Upsize Fee, which shall be fully earned by Buyer, and due and payable by Seller and Guarantor to Buyer on or prior to the First Amendment Effective Date;
(ii)the ~~Extension~~Monthly Fee, which shall be due and payable by Seller and Guarantor ~~on the date of each extension of the Maturity Date~~in accordance with the terms of the Fee Letter;
(iii)the Exit Fee, which shall be fully earned on, and due and payable to Buyer by Seller and Guarantor on each Early Repurchase Date in accordance with, both the terms and provisions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated by reference, and the terms set forth in Section 3.04(a) hereof; and
(iv)[reserved].
Section 3.08    Payment, Transfer and Custody.
(a)Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Pledgor, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the Business Day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Servicer Account for deposit into the Waterfall Account or directly into the Waterfall Account, as applicable, shall be deposited into an account of Buyer. Seller shall have no rights in any Buyer’s account and no rights of withdrawal from, or rights to give notices or instructions regarding any Buyer’s account, the Waterfall Account or the Servicer Account. Instructions to Servicer in respect of the Servicer Account may be set forth in the Servicer Notice.
Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial

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capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Purchased Asset Document retained or held by or

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on behalf of Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.
Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document or Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and Pledgor, and limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.
Section 3.10 Future Funding Transactions. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:
Seller shall give Buyer written notice of each Future Funding Transaction, together with a signed, written Amended and Restated Confirmation with respect to the applicable Purchased Asset prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller. Each Future Funding Confirmation shall identify the related Whole Loan and/or Senior Interest, shall identify Buyer and Seller, shall set forth the requested Future Funding Amount, and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller. Each Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the

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terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms

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in a Future Funding Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction such Future Funding Confirmation shall prevail.
(i)For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan and/or Senior Interest as Buyer determines. Buyer shall be entitled to make a determination, in the exercise of Buyer’s sole and absolute discretion whether, in the case of a Future Funding Transaction, it shall or shall not advance the requested Future Funding Amount. If Buyer determines not to advance a requested Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in Buyer’s sole and absolute discretion, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met by Seller, (B) [reserved], (C) the related Purchased Asset is not a Defaulted Asset, (D) the related Purchased Asset satisfies the Maximum Purchased Asset PPV Requirement both before and after giving effect to the proposed Transaction and (E) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations). Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.
(ii)Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account and (c) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.
Notwithstanding the foregoing, in no event shall a Future Funding Transaction be permitted hereunder at any time after the expiration of the second Extension Period, if any.

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ARTICLE 4 MARGIN MAINTENANCE
Section 4.01    Margin Deficit.
(a)With respect to any Purchased Asset, if (I) on any date an amount equal to
(x) the product of the Applicable Percentage for such Purchased Asset multiplied by the Market Value for such Purchased Asset is less than (y) the outstanding Purchase Price for such Purchased Asset as of such date (any such shortfall, a “Margin Deficit”) and (II) a Credit Event has occurred, then Buyer shall have the right from time to time as determined in its sole discretion to deliver a notice to Seller (any such notice, a “Margin Call”) requiring payment by Seller to Buyer in immediately available funds (or in accordance with Section 4.01(b) below) in an amount equal to the related Margin Deficit; provided that, (i) prior to the occurrence and continuation of a Default or an Event of Default, Buyer shall only make a Margin Call if the related Margin Deficit exceeds, or if the aggregate of all Margin Deficits collectively exceeds, the Material Impairment Threshold, (ii) prior to the occurrence and continuance of a Default or an Event of Default, Buyer shall not make any Margin Call in connection with any Purchased Asset that accrues interest at a floating rate to the extent that the related Margin Deficit resulted solely from interest rate changes and/or credit spread movements, (iii) for the avoidance of doubt, Buyer shall be permitted to make Margin Calls hereunder in connection with multiple assets at the same time, and (iv) prior to the occurrence and continuance of a Default or an Event of Default, Buyer shall not make any Margin Call within thirty (30) days of Buyer’s delivery of any other Margin Call hereunder.
In lieu of the satisfaction by Seller of a Margin Call through the payment of cash or in combination with Seller’s payment of cash, Buyer may elect, in its sole and absolute discretion, upon a written request of Seller that satisfies all of the requirements set forth in clauses (w) through (z) below (to be received prior to the date that the related Margin Deficit is due), to reallocate any then-currently available Margin Excess in order to eliminate the related Margin Deficit by increasing the Purchase Price of one or more Purchased Assets then having any Margin Excess and decreasing the Purchase Price of one or more Purchased Assets that is or are the subject of the related Margin Call, by the same aggregate amounts. Any such written request for reallocation shall include a certification by Seller setting forth the following, with such back-up calculations as Buyer may require: (w) the Purchased Asset(s) with respect to which Seller requests that Buyer determine, in Buyer’s sole discretion, that Margin Excess exists and the amount of such Margin Excess, if any, that Seller requests be re-allocated, (x) the Purchased Asset(s) to which Seller is requesting such Margin Excess be applied, the new Purchase Price of each such Purchased Asset and the new Purchase Price of the Purchased Asset(s) with the related Margin Excess, in each case, after giving pro forma effect to such reallocation, (y) the amount of the Margin Deficit on the Purchased Asset(s) to which any such Margin Excess is to be applied in order to reduce the Purchase Price(s) thereof so as to eliminate such Margin Deficit, both immediately prior to and immediately after giving pro forma effect to such reallocation, and (z) that no Default or Event of Default exists (except as would be cured by such reallocation). In connection with any request from Seller to reallocate available Margin

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Excess, Buyer may, in its sole and absolute discretion, elect to increase the Applicable Percentage and/or Purchase Price of one or more Purchased Assets, by such amounts as Buyer

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shall determine in its sole and absolute discretion, in order to calculate the amount of Margin Excess then-currently available in respect of such Purchased Asset(s). Upon Buyer’s independent confirmation, to be made in Buyer’s sole discretion, that the conclusions and calculations set forth in Seller’s written request comply with the requirements set forth above, Buyer may, in its sole and absolute discretion, reallocate the related Margin Excess to those Purchased Assets for which Margin Deficits would otherwise exist, as determined by Buyer in its sole discretion, and, immediately thereafter, Seller shall execute and deliver new Confirmations acceptable to Buyer reflecting the new Purchase Price of all affected Purchased Assets.
(b)To the extent any Margin Deficit that is subject to a Margin Call under Section 4.01(a) above is not eliminated by way of a Margin Excess reallocation pursuant to Section 4.01(a), Seller shall, within three (3) Business Days after notice from Buyer that a Margin Call has occurred, either (i) transfer cash to Buyer, or (ii) repurchase the related Purchased Asset(s) subject to such Margin Call, so that, after giving effect to such transfers (excluding all Release Amounts paid to Buyer in connection with any cure made pursuant to 4.01(b)(ii)), the related Margin Deficit is fully cured.
(c)In no case shall Buyer’s forbearance from delivering a Margin Call at any time there is a Margin Deficit be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset. Buyer’s rights under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.
(d)All cash transferred to Buyer pursuant to this Section 4.01 shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of either
(i) in connection with any Margin Deficit under Section 4.01(a)(I), the Purchased Asset to which such Margin Deficit relates, or (ii) in connection with any Margin Deficit under Section 4.01(a)(II), to the unpaid Purchase Price(s) first, of the Purchased Asset(s) identified by Buyer in connection with such Margin Call, and second, of such other Purchased Asset(s) as Buyer shall have determined in its sole discretion. Immediately after the satisfaction by Seller of each Margin Call hereunder, Seller and Buyer shall execute and deliver the appropriate amended and restated Confirmations.
Section 4.02 Additional Provisions Regarding Margin Calls. Additional terms and provisions concerning Margin Calls are set forth in Section 3 of the Fee Letter, and are incorporated herein by reference.
ARTICLE 5 APPLICATION OF INCOME
Section 5.01 Waterfall Account; Servicer Account. The Waterfall Account shall

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be established at Deposit Account Bank in the name of Seller and pledged to Buyer as additional security for the Repurchase Obligations. Buyer shall have sole dominion and control (including without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the

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Waterfall Account pursuant to the terms of the Controlled Account Agreement. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Servicer Account except as expressly provided in the Repurchase Documents, and no rights of withdrawal from, or rights to give notices or instructions regarding, the Waterfall Account. Instructions to Servicer in respect of the Servicer Account may be set forth in the Servicer Notice. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets, shall be transferred, subject to the applicable provisions of the Servicing Agreement and the related Servicer Notice, by Servicer from the Servicer Account into the Waterfall Account within two (2) Business Days prior to the next Remittance Date (unless Servicer is an entity other than Buyer or an Affiliate of Buyer, in which case all such transfers shall be made to the Waterfall Account within two (2) Business Days of receipt thereof). All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.
Section 5.02 Before an Event of Default. If no Event of Default has occurred and is continuing, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;
third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit that is subject to a Margin Call (without limiting Seller’s obligation to satisfy a Margin Deficit that is subject to a Margin Call in a timely manner as required by Section 4.01);
fourth, to the extent that any Release Amount has not been paid in connection with the repurchase of any Purchased Asset by Seller during any Extension Period, to pay to Buyer an amount equal to such unpaid Release Amount to be applied by Buyer to reduce the then-current unpaid Purchase Prices of one or more of the remaining Purchased Assets, as Buyer shall determine in its discretion;
fifth, to pay to Buyer the Applicable Percentage of any Principal Payments (to the extent actually deposited into the Waterfall Account), to be applied to reduce the outstanding Purchase Price of each related Purchased Asset;
sixth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;
seventh, to pay to Buyer any other amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

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eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that, if any Default exists on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Deposit Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default exists, at which time the Deposit Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that the related Default becomes an Event of Default, at which time the Deposit Account Bank shall apply all such amounts pursuant to Section 5.03.
Section 5.03 After an Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;
third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;
fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the Aggregate Amount Outstanding has been reduced to zero);
fifth, to pay to Buyer all other Repurchase Obligations due to Buyer; and
sixth, to pay to Seller any remainder for its own account; provided, that if Buyer has exercised the remedies described in Section 10.02(d)(ii) with respect to any or all Purchased Assets, Seller shall not be entitled to any proceeds from any eventual sale of such Purchased Assets.
Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable to Buyer or any of its Affiliates under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

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ARTICLE 6 CONDITIONS PRECEDENT
Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and which shall remain in compliance as of the first Purchase Date:
(a)Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent requested by Buyer as necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of a Responsible Officer of each of Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller, Pledgor and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including with respect to corporate matters, due formation, existence and good standing of Seller, Pledgor and Guarantor, the due authorization, execution, delivery and enforceability of each Repurchase Document, non-contravention, no consents or approvals required other than those that have been obtained, validly granted and perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and true sale, and substantive non consolidation, and the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights), and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;
(b)(i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;
(c)Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;
Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as it may require, and all information provided to Buyer by

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Seller or Guarantor must be true, accurate, complete and not misleading in any material respect, all as determined by Buyer;
(d)Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;
(e)Buyer, its designee, or counsel to Buyer, shall have received on behalf of Buyer delivery of the certificate evidencing the Pledged LLC Interests (as defined in the Pledge Agreement), duly assigned in blank, and in form and substance acceptable to Buyer; and
(f)Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder, no material adverse change has occurred from the approval date until the Closing Date, including, without limitation, any changes in requirements of Laws, or relevant financial, banking, real estate or capital market conditions, and Guarantor will be in compliance with all financial covenants set forth in the Guarantee Agreement.
Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:
(a)Buyer has received the following documents for each prospective Purchased Asset: (i) an Underwriting Package, (ii) a Confirmation, (iii) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreements, (iv) an Irrevocable Redirection Notice that is (x) executed by Seller and delivered to Custodian on behalf of Buyer, and (y) to the extent the related Underlying Obligor is not required by the related Purchased Asset Documents to remit Income to the Servicer, a fully executed Irrevocable Redirection Notice delivered to Custodian on behalf of Buyer, (v) if the Underlying Obligor is required to remit Income to the Servicer, evidence satisfactory to Buyer that the Underlying Obligor has been so directed to remit Income to Servicer in accordance with the Purchased Asset Documents, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, (vii) with respect to any Wet Mortgage Asset, a Bailee Agreement (as such term is defined in the Custodial Agreement), (viii) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (ix) a Servicer Notice, if not previously delivered to Servicer, (x) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;
immediately before such Transaction and immediately after giving effect thereto and to the intended use thereof, no change in any Requirements of Law or market conditions which make it unfavorable for Buyer to enter into the proposed Transaction has occurred, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Market Disruption Event or Material Adverse Effect has

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occurred, and ~~each of~~ the Maximum Purchased Asset PPV Requirement~~, and each Sub-Limit are~~ is satisfied as of the applicable Purchase Date;
(b)Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;
(c)Buyer has (i) determined that such Asset is an Eligible Asset and complies, on the related Purchase Date, with the Maximum Purchased Asset PPV Requirement,
(ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;
(d)immediately after giving effect to such Transaction, (i) the Aggregate Amount Outstanding does not exceed the Maximum Amount, and (ii) Guarantor will be in compliance with all of the financial covenants set forth in the Guarantee Agreement;
(e)the Repurchase Date specified in the Confirmation is not later than the
Maturity Date;
(f)Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by Seller on or before the Purchase Date;
(g)to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;
(h)if requested by Buyer, Seller has provided Buyer with copies of any license, registration or other similar certification or official document available to Seller from the jurisdiction where the related underlying Mortgaged Property is located, to the extent necessary for Seller to enforce its rights and remedies under the related Purchased Asset Documents;
(i)if requested by Buyer, such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and, to the extent required by Section 7.11, true sale issues;
Custodian (or a bailee) shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording, to the extent such documents are required to be recorded, in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all applicable Purchased Asset Documents (the “Blank Assignment Documents”); and

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(j)Seller shall have provided evidence, satisfactory to Buyer in its reasonable discretion, that the applicable Interim Assignment Documents have been submitted for recordation in the public recording office of the applicable jurisdiction.
Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.
The failure of Seller to satisfy any of the conditions precedent in this Article 6 with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction on notice to Seller, whereupon Seller shall (x) immediately in the case of any such rescission made on the Purchase Date, and (y) otherwise, within three (3) Business Days from the date of such rescission, pay to Buyer the Repurchase Price of such Purchased Asset.
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants, on and as of the date of this Agreement, each
Purchase Date, and, except as expressly set forth below, at all times when any Repurchase Document or Transaction is in full force and effect as follows:
Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the State of Delaware. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted,
(y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) as applicable, originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), chief executive office and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 10254079 and its employer identification number is 99-3480205. Pledgor’s jurisdiction of organization is Delaware and Guarantor’s jurisdiction of organization is Delaware. Each of Seller, Pledgor and Guarantor shall provide Buyer with thirty
(30) days advance notice of any change in its principal office or place of business or jurisdiction. None of Seller, Pledgor or Guarantor has a trade name. During the preceding five (5) years, none of Seller, Pledgor or Guarantor has been known by or done business under any other name, corporate or fictitious, and none of Seller, Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors. Seller is a one

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hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets

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acquired or originated for the Transactions, and (c) under the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.
Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, and the grant of a security interest in the Pledged Collateral to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Pledgor, Guarantor or any of their respective Affiliates before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
Section 7.03 Solvency. None of Seller, Pledgor, Guarantor or any of their respective Affiliates is, nor has Seller, Pledgor or Guarantor or ever been, the subject of an Insolvency Proceeding. Each of Seller, Pledgor, Guarantor and each of their respective Affiliates is Solvent and the Transactions do not and will not render Seller, Pledgor, Guarantor or any of their respective Affiliates not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Pledgor, Guarantor or any of their respective Affiliates. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. During the preceding five (5) years, none of Seller, Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 7.04 Taxes. Guarantor is a REIT. Seller is a disregarded entity of Guarantor for U.S. federal income tax purposes. Seller, Pledgor and Guarantor have each timely filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) timely paid all federal and other

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material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their

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income or any of their properties or assets) which have become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. There is no material suit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.
Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders equity, retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes unless the foregoing is not required in accordance with GAAP. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, neither Seller nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that could reasonably be expected to have a Material Adverse Effect.
Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified.
Section 7.07 Compliance with Laws. Seller, Pledgor and Guarantor have complied in all material respects with all Requirements of Law, and no Purchased Asset contravenes any Requirements of Laws. None of Seller, Guarantor nor any Subsidiaries or Parents of Seller or Guarantor, nor to the knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption

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Laws or Anti-Money Laundering Laws. None of Seller, Guarantor nor any Subsidiaries of Seller or Guarantor (a) is a “broker” or

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“dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by Seller or any of its Affiliates, or to the Knowledge of Seller, Pledgor or Guarantor any of their respective predecessors, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws that reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller, Pledgor and Guarantor each have no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller, Pledgor or Guarantor under any Environmental Law. Materials of Environmental Concern have not been Released, on properties presently or previously owned or leased by Seller or any of its Affiliates, in violation of Environmental Laws in a manner that reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller and all Affiliates of Seller are in compliance with all Anti-Corruption Laws. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of any Anti-Corruption Law.
Section 7.08    Compliance with ERISA.
(a)None of Seller, Pledgor or Guarantor has any employees as of the date of this Agreement. None of Seller, Pledgor, Guarantor or any ERISA Affiliate maintains, sponsors, participates in or contributes to (or has an obligation to contribute to), or has ever maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to), or has any liability in respect of, a Plan or a Multiemployer Plan.
(b)Each of Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA (“Plan Assets”).
(c)Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.
Section 7.09    No Default or Material Adverse Effect.
No Event of Default exists and, to the Knowledge of Seller, no Default exists. No event of default (however defined) exists, and to the Knowledge of Seller no default (however defined) or event which, with notice or the passage of time or both would constitute an

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event of default, under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder.
(k)No event of default (however defined), and to the Knowledge of Seller no default (however defined) or event which, with notice or the passage of time or both would constitute an event of default, in either case on the part of Guarantor or Pledgor exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor or Pledgor is a party.
Section 7.10 Purchased Assets. Each Purchased Asset, other than a Purchased Asset that has been, or is contemporaneously being, repurchased pursuant to Section 3.04 or 3.05 or any other requirement hereof, is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct, except as otherwise disclosed in any applicable Representation Exception or otherwise in writing on the executed copy of the related Confirmation. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. Except as reported to Buyer or disclosed in materials or notices delivered to Buyer in accordance with Sections 8.08 and 8.09, Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full. No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller or any Affiliate of Seller, any Transferor, any Underlying Obligor, Guarantor or any other Person, in each case, other than as disclosed to Buyer on the related Confirmation on or before each related Purchase Date or, if such event occurred following the Purchase Date, with respect to which either (i) Buyer consented in writing in its sole discretion, or (ii) Seller has repurchased or is in the process of repurchasing the Purchased Asset in accordance with Section 3.04(c). No procedures believed by Seller to be adverse to Buyer were utilized by Seller in identifying or selecting the proposed Purchased Assets for sale to Buyer. The purchase of each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller or any applicable Affiliate of Seller. None of the Purchased Asset Documents (to the extent relating to the applicable Purchased Asset) has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or

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otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document. Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer. At Buyer’s election (and, so long as no Default or Event of Default exists, at Buyer’s sole cost and expense including, without limitation, the cost of any applicable recording and/or transfer or mortgage recording taxes and re-recording costs and taxes) and at any time during the term of this Agreement, and, so long as no Default or Event of Default exists, upon the delivery of at least five (5) Business Days prior written notice thereof to Seller, Buyer may complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets; provided, that, in no event shall any such completion or recordation modify, waive, alter or impair any obligation of Buyer, so long as no Default or Event of Default has then occurred and is continuing and no unsatisfied Margin Deficit exists, to transfer to Seller any such Purchased Asset on the applicable Repurchase Date upon the transfer by Seller to Buyer of the applicable Repurchase Price(s) thereof in accordance with Section 3.04 or 3.05, together with Blank Assignment Documents, executed by Buyer, for each such repurchased Purchased Asset with respect to which Buyer previously completed and recorded Blank Assignment Documents as provided in this sentence.
Section 7.11 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement and/or any applicable Interim Assignment Documents, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller,
(d)no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, (e) if Seller acquired the Purchased Asset from an Affiliate other than a Permitted Transferor, then
(i) such transfer shall be in the form of an absolute transfer of all right, title and interest of the Transferor in such proposed Purchased Asset to Seller, in return for payment by Seller of the fair market value of such Purchased Asset, with no retained interest by the Transferor and no recourse to the Transferor by the Seller (other than, at the option of the Transferor and Seller, for breach of customary factual representations and warranties), Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by Seller and (ii) notwithstanding the foregoing, Buyer retains the right and option, in connection with any transfer of any proposed Purchased Asset from an Affiliate of Seller other than a Permitted Transferor, to require the delivery of a true sale opinion of outside counsel to Seller in the purchase of the Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer, and (f) if Seller acquired the Purchased Asset the representations and warranties made by a Transferor to Seller or such Affiliate in any Purchase Agreement or Interim Assignment Documents are hereby incorporated herein mutatis mutandis and

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are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement or Interim Assignment Documents. Other than if the Transferor named therein is a Permitted Transferor, if such Purchased Asset was acquired by Seller or such Affiliate of Seller via a Purchase Agreement and/or Interim Assignment

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Documents, and the related Transferor has therein granted a security interest in each such Purchased Asset to either Seller or such Affiliate, then Seller or such Affiliate has filed one or more UCC financing statements against the Transferor to perfect such security interest, assigned such financing statements in blank and delivered such blank assignments to Buyer or Custodian.
Section 7.12 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), subject to the terms and conditions hereof, free and clear of any Liens. With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.
Section 7.13 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.
Section 7.14    Separateness. Seller is in compliance with the requirements of
Article 9.
Section 7.15    Investment Company Act. None of Seller, Pledgor, Guarantor or
any Subsidiary of Guarantor that is also a direct or indirect parent of Seller is required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemptions set forth in Section 3(c)(1) and 3(c)(7) of the Investment Company Act.
Section 7.16 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

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Section 7.17 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, each of Seller’s, Pledgor’s and Guarantor’s chief executive office, is, and has been, located at 1 Madison Avenue, Suite 1600, New York, New York 10010. On the Closing Date, (x) Seller’s jurisdiction of organization is Delaware, (y) Pledgor’s jurisdiction of organization is Delaware, (z) Guarantor’s jurisdiction of organization is Maryland. Each of Seller, Pledgor, and Guarantor shall provide Buyer with thirty (30) days advance notice of any change in its principal office or place of business or jurisdiction. None of Seller, Pledgor or Guarantor has a trade name. During the preceding five (5) years, none of Seller or Pledgor has been known by or done business under any other name, corporate or fictitious, and none of Seller, Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors.
Section 7.18 Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller and Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor.
Section 7.19 Sanctions. None of Seller, Guarantor, any Subsidiaries or Parents of Seller or Guarantor and, to the knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller or Guarantor after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. To Seller’s knowledge, no Investor is a Sanctioned Target.
Section 7.20 Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.
ARTICLE 8 COVENANTS OF SELLER
From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):
Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all single purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b)

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maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given, or caused to be given, at least thirty (30) days prior notice to Buyer and has taken, or caused to be taken, all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets and in the Pledged Collateral. Seller shall enter into each Transaction as principal.
Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset, the Pledged Collateral and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.
Section 8.03 Structural Changes. Seller shall not enter into any merger or consolidation, or adopt, file or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, divide itself into two or more limited liability companies, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer. Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller (except transactions expressly contemplated hereby, including, without limitation, the acquisition of Eligible Assets from a Permitted Transferor or other Affiliates of Seller, subject to and in accordance with Section 7.11, or the sale or transfer of a Purchased Asset in connection with a capital markets transaction after or simultaneously with the repurchase thereof by Seller in accordance herewith, which sale or transfer shall be on customary terms and conditions for such transaction), unless, as to such other transactions (a) Seller notifies Buyer of such transaction not less than seven (7) days before entering into it, and (b) such transaction is on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction as set forth in Seller’s notice.
Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and evidence the security interest, if any, granted in any Purchase Agreement or Interim

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Assignment Documents, and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset

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Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and, subject to the terms and conditions of the Repurchase Documents, unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement or Interim Assignment Documents and Purchased Asset Documents, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend the right, title and interest of Buyer in and to all Purchased Assets and in and to the Pledged Collateral against the claims and demands of all Persons whomsoever. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset and the Pledged Collateral. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Interim Assignment Documents or, insofar as it relates to the Purchased Assets, any Servicing Agreement. Seller shall not, and shall not permit any Servicer to, make any Material Modification to any Purchased Asset or Purchased Asset Document, without the prior written consent of Buyer. Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements that may be required hereby or by Buyer, to the same extent as if the same had been in existence on the applicable Purchase Date.
Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Pledgor, Guarantor or any Affiliate of

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Seller, Pledgor or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly,

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whether in cash or property or in obligations of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor; provided that, so long as no Event of Default shall be outstanding, the foregoing shall not prevent or restrict, or be deemed to prevent or restrict, the ability of Seller to dividend or otherwise distribute to Pledgor or Guarantor, or any of their respective direct or indirect parent entities, any cash received by Seller in respect of the Purchased Assets in compliance with the provisions of this Agreement and the other Repurchase Documents. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents or from Seller’s performance thereunder, (b) arising or existing pursuant to any Retained Interests, (c) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (d) incurred after the Closing Date to originate or acquire Assets or to provide funding or to perform Seller’s obligations with respect to Assets, (e) related to Interest Rate Protection Agreements entered into in order to manage risks related to Assets or (f) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets or the Pledged Collateral) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset or the Pledged Collateral, any Liens granted pursuant to a Repurchase Document, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.
Section 8.06 Maintenance of Property, Insurance and Records. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business. In connection with the preceding sentences of this Section 8.06, however, Buyer acknowledges and understands that Seller is an externally managed entity that owns and shall own no property or assets other than Purchased Assets and Eligible Assets or other Assets intended for purchase or repurchase hereunder.
Section 8.07 Delivery of Income. Unless otherwise agreed to by Buyer in writing, each Servicer Notice shall require, and Seller shall cause Servicer to, transfer all Income for each Purchased Asset into the Waterfall Account in accordance with Section 5.01 hereof. Seller and Servicer shall, in connection with each principal payment or prepayment under a Purchased Asset, provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall

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accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact

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form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, Seller shall, subject to the applicable provisions of the related Servicing Agreement and the Servicer Notice, directly deposit such Income for deposit into the Waterfall Account within two (2) Business Days after receipt, and, until so deposited, hold such Income in trust for Buyer, segregated from other funds of Seller.
Section 8.08    Delivery of Financial Statements and Other Information.
(a)Subject to Section 8.08(b) below, Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:
(i)within sixty (60) days after the end of the first three fiscal quarters and each fiscal year of Guarantor, (A) the unaudited balance sheets of Guarantor as at the end of such period, (B) the related unaudited statements of income, retained earnings, stockholders equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (C) a Compliance Certificate;
(ii)within one hundred twenty (120) days after the end of each fiscal year of Guarantor, (A) the audited balance sheets of Guarantor as at the end of such fiscal year,
(B) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (C) a report thereon of independent certified public accountants of recognized national standing, which report shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, and (D) a Compliance Certificate;
(iii)all reports submitted to and Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of and Guarantor made by such accountants, including any management letter commenting on and Guarantor’s internal controls;
with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association: (i) within thirty (30) days after the end of month, a monthly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after either the preparation thereof by Seller, or the receipt by Seller from any Underlying Obligor, any Servicer or from any other source, all remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and all modifications or updates to the items contained in the Underwriting Package; provided that Seller uses reasonable efforts to require each Underlying Obligor to comply with the reporting requirements of the related Purchased Asset Documents;

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(iv)all financial statements, reports, notices and other documents that sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;
(v)[reserved];
(vi)all amendments to any Purchased Asset Documents that are executed after the Purchase Date of each related Purchased Asset, whether or not the related amendment is also a Material Modification;
(vii)[reserved];
(viii)any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller, the Purchased Assets or the Pledged Collateral, as soon as possible after the discovery thereof by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor; and
(ix)such other information regarding the financial condition, operations or business of Seller, Pledgor, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.
(b)Notwithstanding anything to the contrary set forth in Section 8.08(a), Seller’s obligation to deliver annual or quarterly consolidated financial statements and other financial reports with respect to Guarantor and/or Seller as provided in clauses (a)(i) through (vi) above (other than in respect of (x) any required property-level financial information as specified clause (a)(iv) above, and (y) Seller’s obligations to deliver Compliance Certificates as specified in clauses (a)(i) and (a)(ii) above) shall be deemed to have been met by the timely filing by or on behalf of Guarantor with the Securities and Exchange Commission (“SEC”) of annual and quarterly reports on Forms 10-K and 10-Q, respectively, at any time that Guarantor has a class of securities registered with, and is obligated to deliver such reports to, the SEC; provided that Guarantor delivers electronic notice thereof to Buyer promptly after the filing of such financial statements with the SEC together with an electronic link to the filed copy of such financial statements.
Section 8.09 Delivery of Notices. Seller shall immediately notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:
(a)a Representation Breach;
any of the following: (i) with respect to any Purchased Asset or related underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage

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from Materials of Environmental Concern or, any other actual or expected event or change in circumstances that, with respect to each of the foregoing, could reasonably be expected to result

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in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that, with respect to each of the foregoing, could reasonably be expected to have a Material Adverse Effect;
(b)the existence of any Default, Event of Default or material default under or related to any Purchased Asset, any Purchased Asset Document, the Pledged Collateral, or any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;
(c)the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;
(d)the establishment of a rating by any Rating Agency applicable to Seller, Pledgor, Guarantor or any Affiliate of Guarantor that owns, directly or indirectly, any of the Capital Stock of Seller, and any downgrade in or withdrawal of such rating once established;
(e)the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, any Purchased Asset, the Pledged Collateral or any Mortgaged Property, (ii) affects Pledgor or Guarantor in an amount, individually or in the aggregate, that would be material if any such proceeding is decided adversely to such Person,
(iii) questions or challenges the validity or enforceability of the Pledged Collateral, any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iv) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and
(f)each change in the location of its principal place of business and chief executive office, from the location referred to in Annex 1.
Section 8.10 Pledge Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.
Section 8.11 Taxes. Guarantor will continue to be a REIT. Seller will continue to be a disregarded entity for U.S. federal income tax purposes. Seller and Guarantor will each timely file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will timely pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP. Seller will provide Buyer with written notice of any material suit or claim relating to any such taxes, whether pending or, to the Knowledge of Seller, threatened by any Governmental Authority.

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Section 8.12 Transaction with Affiliates. Neither Seller nor Guarantor will, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase; capital contribution; loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Derivatives Contract; deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) except, in each case, in a manner that does not constitute a breach or violation of the Repurchase Documents, the Investment Company Act and any other Requirements of Law.
Section 8.13    Anti-Corruption    Laws,    Anti-Money    Laundering    Laws    and
Sanctions.
(a)The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(b)Seller and Guarantor shall each (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller or Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.
Section 8.14 Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available; (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than three
(3) Business Days after becoming aware of any breach of Section 7.19 or this Section 8.14.
Section 8.15 Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the

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information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an

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updated Beneficial Ownership Certification to Buyer. Upon any request by Buyer from time to time in order to comply with the Beneficial Ownership Regulation, Seller shall promptly deliver to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller.
ARTICLE 9 SINGLE-PURPOSE ENTITY
Section 9.01 Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document and incidental property, assets and transactions necessary to perform its obligations hereunder and thereunder and in accordance herewith and therewith; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets and to provide funding for and otherwise to perform Seller’s obligations with respect thereto, including the payment of ordinary unsecured trade payables incurred in connection therewith, (III) Interest Rate Protection Agreements entered into to manage risks related to such Assets, and (IV) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents and otherwise in performance of its obligations under any of the Purchased Asset Documents, including, without limitation, in connection with any Retained Interests; (d) pay its debts and liabilities (including shared personnel and overhead expenses, it being understood and acknowledged that the Seller and certain of its Affiliates are externally managed organizations managed by Advisor pursuant to the Advisory Agreement) only from its own assets (provided that the foregoing shall not require the member of Seller to make additional contributions to Seller); (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9 without the prior written consent of Buyer; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that Seller’s assets may be included in a consolidated financial statement of its Affiliates provided that (I) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from any such Affiliates and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and
(II) such assets shall also be listed on Seller’s own separate balance sheet; (i) file its own tax returns separate from those of any other Person, except to the extent that Seller is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Requirements of Law, or is otherwise permitted or required to file consolidated tax returns (or returns having similar effect)

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under Requirements of Law; (j) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own

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name, and not identify itself or any of its Affiliates as a division of the other (except for business conducted on behalf of the Seller by Advisor pursuant to the Advisory Agreement); (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided the foregoing shall not require the member of Seller to make any additional capital contributions to Seller); (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), nor shall Seller adopt, file, or effect a Division; (m) not commingle its funds or other assets with those of any Affiliate or any other Person (except as expressly contemplated by any Repurchase Documents or Servicing Agreement, as modified by any related Servicer Notice); (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available pay the obligations of any other Person; (p) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action; (q) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller; (r) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and
(IV) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;
(s) except for capital contributions or capital distributions that do not violate the terms and conditions of its Governing Documents and that are properly reflected on the books and records of Seller, not enter into any transaction with an Affiliate of Seller except (I) the acquisition of Eligible Assets from a Permitted Transferor or other Affiliates of Seller, subject to and in accordance with Section 7.11, (II) the sale or transfer of a Purchased Asset in connection with a capital markets transactions after or simultaneously with the repurchase thereof by the Seller in accordance with this

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Agreement, which sale or transfer shall be on customary terms and conditions for such transaction, or (III) otherwise on commercially reasonable terms similar to

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those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds (it being understood that the Seller and certain of its Affiliates are externally managed organizations managed by a common Affiliate pursuant to the Advisory Agreement); (u) use separate stationary, invoices and checks bearing its own name; (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate (it being understood that the Seller and certain of its Affiliates are externally managed organizations managed by a common Affiliate pursuant to the Advisory Agreement); (w) not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. Seller has complied with the covenants set forth in this Section 9.01 since the date of its formation.
Section 9.02 Additional Covenants Applicable to Seller. Seller shall: (i) be a Delaware limited liability company, (ii) have at least one Independent Director or Independent Manager serving as manager of such company, (iii) not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, with respect to itself unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) one or more natural persons (including any Independent Director or Independent Manager) or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately upon the occurrence of any event that causes the last remaining member of the company to cease to be a member of the company.
ARTICLE 10

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of Default”:

EVENTS OF DEFAULT AND REMEDIES
Section 10.01 Events of Default. Each of the following events shall be an “Event

(a)Seller fails to make a payment of (i) Margin Deficit or Repurchase Price
(other than Price Differential) when due under this Agreement or under any other Repurchase Document, whether by acceleration or otherwise (including, if applicable, any Future Funding Amounts related to a Future Funding Transaction, and including ~~any payment of Margin Deficit immediately upon demand of Buyer following a~~the occurrence of any Monthly Margin Call Payment Limit Breach ~~pursuant to Section 3 of the Fee Letter~~), (ii) Price Differential when due, provided, however, no more than two (2) times during any twelve (12) month period Seller may cure such failure within one (1) Business Day if the funds were available in the Waterfall Account when due and such failure arose solely by reason of an error or omission of an administrative or operational nature, or (iii) any fee or other amount when due, in each case under the Repurchase Documents and such failure, in the case of this clause (iii), continues

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unremedied for two (2) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;
(b)Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;
(c)any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;
(d)Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000 with respect to Seller or Pledgor, or $5,000,000 with respect to Guarantor;
(e)Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under any Repurchase Document) between Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, on the one hand, and Buyer or any Affiliate of Buyer, on the other hand;
(f)Guarantor defaults in paying any amount due under, or performing any obligation or covenant of Guarantor under, the Guarantee Agreement;
(g)an Insolvency Event occurs with respect to Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor;
(h)a Change of Control occurs;
(i)a final judgment or judgments for the payment of money in excess of
$100,000 with respect to Seller or Pledgor, or $5,000,000 with respect to Guarantor, each determined in the aggregate, is entered against Seller, Pledgor or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within ten (10) Business Days from the date of entry thereof;
(j)a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller,
(ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or

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(iv) remove, limit or restrict the approval of Seller, if any, as an issuer, buyer or seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;
(k)Seller, Pledgor or Guarantor admits in writing that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capitalized Lease Obligations or Off-Balance Sheet Obligations;
(l)any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, the Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective or otherwise ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;
(m)Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;
(n)Seller, Pledgor, Guarantor or any of their respective Affiliates is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Pledgor or Guarantor as an “investment company”;
(o)Seller, Pledgor or Guarantor engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller, Pledgor or Guarantor fails to obtain such consent;
(p)(i)(x) Seller fails to deposit to the Waterfall Account all Income and other amounts as required by this Agreement when due or (y) Servicer, any Underlying Obligor or any other applicable Person fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due; provided, that if any such failure described in the foregoing clause (y) results from Servicer’s failure to remit such amounts despite having sufficient funds on deposit in the Servicer Account, such failure shall not constitute an Event of Default if Seller causes Servicer to remit such amounts within two (2) Business Days of the date on which Seller becomes aware of such failure (whether by notice from Buyer or otherwise), or (ii) a Servicer Event of Default (excluding Servicer’s failure to deposit Income in the Waterfall Account) shall have occurred and either (x) such Servicer Event of Default has not been cured, or (y) servicing of the Purchased Assets has not been transferred to Buyer or a designee of Buyer, in each case in respect of this clause (ii), within five (5) Business Days of such Servicer Event of Default.;
Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

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(q)any termination event, default or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement, in each case, after expiration of any applicable notice and cure periods;
(r)Guarantor breaches any of the obligations, covenants, terms or conditions set forth in the Guarantee Agreement;
(s)any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer;
(t)any condition or circumstance exists which causes or constitutes a Material Adverse Effect (other than any such event or circumstance that relates solely to a specific Purchased Asset or that occurs as the result of any waiver, act or omission by Buyer), as reasonably determined by Buyer in good faith;
(u)(i) Guarantor fails to qualify as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (ii) Seller becomes subject to U.S. federal income tax on a net income basis;
(v)Seller adopts, files, or effects a Division; and
(w)the underlying assets of Seller, Guarantor, or Pledgor constitute Plan
Assets.
Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event
of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(g), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:
(a)All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, upon the delivery of at least three (3) Business Days’ prior written notice thereof to Seller, terminate this Agreement, except provisions of this Agreement which by their terms survive any such termination of the Agreement or the transactions contemplated hereby. For the avoidance of doubt, the provisions of Section 5.03, Section 10.02(b) and Section 10.02(d) shall survive the termination of this Agreement until the first date upon which Buyer shall have completed its exercise of remedies with respect to all Purchased Assets, pursuant to Section 10.02(d).
(b)All amounts in either the Servicer Account or the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained in such accounts and applied in accordance with Article 5.

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Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held

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by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.
(c)Buyer may, at any time, and from time to time, upon at least three (3) Business Days written notice to Seller, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by Seller or any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value (determined without giving effect to the provisos in the definition of “Market Value” hereunder) of such Purchased Assets on the date of the related Event of Default. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and apply all Income with respect thereto in accordance with Article 5.
(d)The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.
(e)Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.
(f)Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.
Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any

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instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.
(g)Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.
(h)All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.
ARTICLE 11 SECURITY INTEREST
Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to
Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, and in all events in order to evidence and perfect Buyer’s rights and interests hereunder in any “deposit account” (as defined in the UCC), Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in clause (B) of the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each hedge counterparty relating to each Purchased Asset and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).
Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, and in all events in order to evidence and perfect Buyer’s rights and interests hereunder in any “deposit account” (as defined in the UCC), (a) this Agreement shall be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the

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proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency,

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(d)the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and
(ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.
Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.
Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

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ARTICLE 12

BENCHMARK REPLACEMENT; INCREASED COSTS; CAPITAL ADEQUACY
Section 12.01 Benchmark Replacement; Market Disruption.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then the Benchmark Replacement will replace such Benchmark with respect to each affected Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(c)Notices; Standards for Decisions and Determinations. Buyer will notify Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(d)Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining Term SOFR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period with respect to each Transaction based on Term SOFR, and for all subsequent Pricing Periods for Transactions based on Term SOFR until such notice has been withdrawn by Buyer, shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.
Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective

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without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document. Buyer will notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Maturity Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer,
(ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.
Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04, but excluding a payment made pursuant to either Section 4.01 or Section 5.02, or otherwise required by Buyer under this Agreement to pay or reduce the Repurchase Price of any Purchased Asset on any day other than a Remittance Date, (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section
12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit

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by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer (other than Taxes) any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided that any such determination by Buyer shall be applied to all similarly situated sellers under similar repurchase facilities with Buyer with assets of similar credit quality.
Section 12.05 Capital Adequacy. If Buyer determines that any change in any Requirements of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in any Requirements of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy and provided that any such determination by Buyer shall be applied to all similarly situated sellers under similar repurchase facilities with Buyer with assets of similar credit quality), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered.
Section 12.06 Taxes.
(a)Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.
(b)Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A

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certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.
(c)As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.
(d)(i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.
(i)Without limiting the generality of the foregoing:
(A)if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;
(B)if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:
in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an

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exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(I)executed copies of IRS Form W-8ECI;
(II)in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or
(III)to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax
Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and
if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for

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purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.
(e)If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section
12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.
Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.
ARTICLE 13 INDEMNITY AND EXPENSES
Section 13.01 Indemnity.
Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners,

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employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i),
(v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or

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unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether

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related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(i)If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.
(j)An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to assignees and Participants hereunder and survive the termination of this Agreement.
Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the

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Transactions, (b) any Asset or Purchased Asset, including prepurchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody,

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care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets or the Pledged Collateral.
ARTICLE 14 INTENT
Section 14.01 Safe Harbor Treatment. The Parties intend:
(a)for this Agreement and each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code;
(b)for this Agreement to qualify for the safe harbor treatment provided by the Bankruptcy Code, and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code, with respect to a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;
(c)that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant, repo participant or master netting agreement participant within the meaning of Sections 546(e), 546(f) or 546(j) of the Bankruptcy Code;
(d)that the Guarantee Agreement and the Pledge Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to (i) a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, (ii) to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (iii) a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code; and
(e)that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in any of Sections 555, 559, 561, 362(b)(6), 362(b)(7), 362(b)(27), 546(e), 546(f) or 546(j) of the
Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” a “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6),

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362(b)(7), 362(b)(27) and 362(o) of the Bankruptcy Code and (z) the non-avoidability rights set forth in Sections 546(e), 546(f) and 546(j) of the Bankruptcy Code.

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Section 14.02 Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.17 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.
Section 14.03 Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.
ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The Parties acknowledge that they have been advised and understand that:
(a)if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;
(b)if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;
(c)if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

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if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not

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insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.
ARTICLE 16 NO RELIANCE
Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:
(a)It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;
(b)It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;
(c)It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;
(e)It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and
(f)No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.
ARTICLE 17 SERVICING
This Article 17 shall apply to all Purchased Assets.
Section 17.01 Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided,

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however, that at any time prior to an Event of Default, Seller may designate one or more Servicers to be selected by Buyer, so long as each such Servicer is reasonably acceptable to Buyer, and each such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:
(a)Each Servicer shall service the Purchased Assets on behalf of Buyer. Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that (i) in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer, and (ii) in all cases where Wells Fargo Bank, National Association is the Servicer, the related Servicing Agreement shall be in a form reasonably acceptable to Buyer.
(b)Unless they have previously done so, contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause each Servicer to enter into, a Servicing Agreement. Each Servicing Agreement where the Servicer is not Buyer or an Affiliate of Buyer shall automatically terminate on the Remittance Date following the execution of such Servicing Agreement and on each Remittance Date occurring thereafter, unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the Remittance Date on which the Servicing Agreement is scheduled to terminate, to extend the termination date to the immediately following Remittance Date, which extension notice may be delivered by Buyer via email. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.
(c)Notwithstanding that Buyer owns all Servicing Rights, subject to Sections 17.01(b) and 17.01(e), Buyer hereby grants Seller, prior to the occurrence and during the continuance of an Event of Default, the right to direct each Servicer under the terms of, and in accordance with, each applicable Servicing Agreement and this Agreement, unless such direction results in, or relates to a request for, any matter that could reasonably be expected to result in a Material Modification. Notwithstanding the foregoing, Seller shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable license from Buyer in favor of Seller, which is hereby granted, to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable license is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

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The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority sixth of Section 5.02 or priority third of Section 5.03, as

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applicable, but all such servicing and any applicable sub-servicing fees shall be the sole responsibility of Seller.
(d)Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and each related Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of any person other than Buyer or its Affiliates to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.
(e)No Servicing Agreement, insofar as any such agreement applies to any of the Purchased Assets, may be amended or modified, or waived without the prior written approval of Buyer, as determined in its sole discretion.
Section 17.02 Servicing Reports. Seller shall deliver (or cause each Servicer to deliver) to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.
Section 17.03 Servicer Event of Default. If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement (or, in the case of an Event of Default, all of the Servicing Agreements) and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.
ARTICLE 18 MISCELLANEOUS
Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM,
CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK,

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WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF

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SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.
Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.
Section 18.03 IMPORTANT WAIVERS.
(a)SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.
(b)TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL,

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EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON OR OTHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.
(c)SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(d)EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(e)THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(f)THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.
Section 18.04 Integration; Severability. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a

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sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.
Section 18.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.
Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All    of    Seller’s    representations,    warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, together with all assignees and Participants hereunder. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.
Section 18.08 Assignments and Participations.
(a)None of Guarantor, Pledgor, Seller or any of their respective Affiliates shall sell, assign or transfer any of their respective rights under the Repurchase Documents or the Repurchase Obligations or delegate any of their respective duties under this Agreement or any other Repurchase Document, in each case, without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.
Buyer may at any time, without the consent of Seller, Pledgor, Guarantor or any of their respective Affiliates, sell participations to any Eligible Assignee (other than a natural person or Seller, Pledgor, Guarantor or any of their respective Affiliates) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that (x) if an Event of Default has occurred and is continuing, Buyer may sell participations to any Person at any time without consent, notice or restriction of any kind, other

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than the requirements set forth in clause (iv) below, and (y) so long as no Event of Default has occurred and is continuing: (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10. So long as no Event of Default has occurred and is continuing, no Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section
12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).
Buyer may at any time, without the consent of Seller, Pledgor or Guarantor but upon notice to Seller, sell and assign all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents to any Eligible Assignee proposed by Buyer; provided that if an Event of Default has occurred and is continuing, Buyer may enter into any such sale and assignments with any Person at any time without consent, notice or restriction of any kind, and provided, further, that in the event of any assignment by Buyer of less than the entire remaining rights of Buyer under the Repurchase Documents, so long as no Event of Default has occurred, Buyer shall act as the point of contact for Seller. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit E (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) each such assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent of its interest so assigned, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the related assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with

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this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).
(b)Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller and shall be at no cost to Seller.
(c)Buyer shall have the right to partially or completely syndicate any or all of its rights under this Agreement and the other Repurchase Documents to any Eligible Assignee.
(d)Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the assignees that become Parties hereto and, with respect to each such assignees, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.
(e)If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.
Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee subject, in all cases, to the terms and conditions of this Agreement and the other Repurchase Documents. Buyer or its designee may, at any time, without the consent of Seller, Pledgor or Guarantor or any of their respective Affiliates, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Eligible Assignee, all on terms that Buyer may determine; provided, that no such transaction

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shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.
Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, and who need and will use such information exclusively in connection with administering this Agreement and the Transactions hereunder, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, in which case the disclosing Party agrees, to the extent permitted by Requirements of Law, to inform the other Party promptly thereof, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets, Pledged Collateral or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10, and (g) to the extent required in connection with any litigation between the parties in connection with any Repurchase Document or any Transaction; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.
Section 18.11 No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, neither Seller nor any of its Affiliates shall agree to any amendment, waiver or other modification of any provision of the Repurchase Documents without the signed agreement of Buyer. Except as otherwise expressly provided herein, no modification or waiver of any provision of this Agreement shall be effective unless and until such shall be in writing and signed by Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

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Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.
Section 18.13 Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 18.14 shall be a third-party beneficiary of this Section 18.14 with rights to enforce this Section.
Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further
Assurances.
(a)Seller shall take such action as necessary to cause the Repurchase
Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

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(b)Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Seller, Pledgor and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.
(c)If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
(d)Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, if this Agreement is then in effect (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, and Buyer’s rights to the Purchased Assets, are senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.
Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no

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obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior

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parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.
Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.
Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, and Guarantor and each of the Affiliates of either Seller or Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Guaranteed Obligations (as defined in the Guarantee Agreement), a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller, Guarantor and each of their respective Affiliates and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, Guarantor or any such Affiliate of Seller or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller, Guarantor or any Affiliate of Seller or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Affiliate of Seller or Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by Seller, Guarantor or any Affiliate of Seller or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Affiliate of Seller or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller, Guarantor or any Affiliate of Seller or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller, Guarantor or any Affiliate of Seller or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, Guarantor or any Affiliate of Seller or Guarantor, any such notice being expressly waived by Seller, Guarantor and each Affiliate of Seller or Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer, any Affiliate of Buyer or any Indemnified Person by Seller, Guarantor or any Affiliate of Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller, Guarantor and all Affiliates of Seller or Guarantor shall be deemed directly indebted to Buyer, any Affiliate of Buyer and the other Indemnified Persons in the full amount of

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all amounts owing to Buyer, any Affiliate of Buyer and the other Indemnified Persons by Seller, Guarantor or any Affiliates of Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by Guarantor under the Guarantee Agreement, and Buyer, any Affiliate of Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS, THE PLEDGED COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, GUARANTOR AND EACH AFFILIATE OF SELLER AND GUARANTOR.
Buyer, any Affiliate of Buyer or any Indemnified Person shall promptly notify the affected Seller, Guarantor or Affiliate thereof after any such set-off and application made by Buyer, any Affiliate of Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer, any Affiliate of Buyer or any Indemnified Person may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer, any Affiliate of Buyer or any Indemnified Person is at any time otherwise entitled.
Section 18.18 Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.
Section 18.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to file any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and preserve its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, Seller shall execute and deliver

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to Buyer a power of attorney in the form and substance of Exhibit J hereto (“Power of Attorney”).
Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller, Guarantor and Pledgor, the Purchased Asset Documents and the Servicing Files. Buyer shall, and its representatives (who shall be informed of the confidential nature of such information) shall be instructed to, keep such information confidential in accordance with Section 18.10 of this Agreement. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.
Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.
Section 18.22 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.
Section 18.23 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.
Section 18.24 Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.
Section 18.25 Recognition of the U.S. Special Resolution Regimes.
In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase

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Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(f)In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.
Section 18.26 Authorized Representatives of Seller and Guarantor. (a) Each individual set forth on Exhibit K (as updated from time to time in accordance with this paragraph) is a representative of Seller and Guarantor (an “Authorized Representative”), and subject to any express limitations set forth on Exhibit K with respect to any such Authorized Representative’s authority, each Authorized Representative is duly authorized on behalf of Seller and Guarantor to deliver and receive all notices, requests, instructions (including, without limitation, wiring instructions), Transaction Requests and other information, deliver certificates and documents, and execute and deliver Repurchase Documents (including, without limitation, amendments or supplements thereto), in each case, in connection with this Agreement and the other Repurchase Documents, and (b) a specimen signature for each such Authorized Representative, together with such individual’s title, email address and telephone number, is set forth on Exhibit K hereto. From time to time Seller and Guarantor may update the information set forth on Exhibit K hereto by delivering to Buyer (including via email) an updated Exhibit K (or a supplement thereto), certified to be true and correct by an existing Authorized Representative of Seller and Guarantor; provided, that at all times Seller and Guarantor shall have not less than four (4) Authorized Representatives.
[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
SELLER:

FBRED REIT WWH SELLER, LLC, a Delaware
limited liability company

By:
Name: Jacob Breinholt Title: Authorized Signatory

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:
Name:
Title:

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Schedule 1(a)
REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF WHOLE LOANS
Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Whole Loan, that except as specifically disclosed to Buyer in an Approved Representation Exception for such Purchased Asset as of the related Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Whole Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.
1.The Whole Loan is a performing Whole Loan secured by a first priority security interest in a commercial or multifamily property. All documents comprising the Servicing File will be or have been delivered to Buyer with respect to each Whole Loan by the deadlines set forth in the Agreement and the Custodial Agreement.
2.Such Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.
Immediately prior to the sale, transfer and assignment to Buyer thereof, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good and marketable title to (as evidenced by the Mortgage recorded in the public recording office of the applicable jurisdiction or the executed Interim Assignment Documents which have been submitted for recordation in accordance with Section 6.02(m) of the Repurchase Agreement, as applicable) and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan, except to the extent otherwise permitted in this Agreement (including Permitted Liens, as such term is defined in the related Purchased Asset Documents) and Title Exceptions (as such term is defined below). Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the related Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest, other than those created by the Repurchase Documents. There are no participation agreements affecting such Whole Loan. Seller has full right and authority to sell, assign and transfer each Whole Loan, and the assignment to Buyer, other than as disclosed to Buyer in writing prior to the related Purchase Date.

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3.No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any other Person in connection with the origination of such Whole Loan.
4.All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Whole Loan is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Whole Loan, true, correct and complete Purchased Asset Documents, which Purchased Asset Documents have not been amended, modified, supplemented or restated since the related date of origination.
5.Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement that by its terms modifies or materially affects the rights and obligations of any holder of such Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
6.Such Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed as of the Purchase Date therefor pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow or reserve accounts, there is no requirement for any future advances thereunder.
7.Seller has full right, power and authority to sell and assign such Whole Loan, and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or in part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
8.Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Purchased Asset Documents, and assuming that Buyer and any other transferees comply with customary restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees” or similar transfer restriction provisions in the Purchased Asset Documents, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Whole Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan, other than recordation of assignments of each Mortgage and assignment of leases securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

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9.Seller has not received written notice of any outstanding material liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated under the Purchased Asset Documents.
10.Seller has not advanced funds, or received any advance of funds from a party other than the Mortgagor relating to such Whole Loan or the related Mortgage Note, directly or indirectly, for the payment of any amount required by such Whole Loan or the related Mortgage Note, and no funds have been received from any Person other than such Mortgagor, for or on account of payments due on such Whole Loan.
11.Each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage), guaranty and other agreement executed by the related Mortgagor, guarantor or other obligor in connection with such Whole Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole or materially interfere with the Mortgagee’s practical realization of the principal rights and benefits afforded thereby and/or security provided thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Whole Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”, “Institutional Lender/Owners”, “Qualified Institutional Lenders” or any similar term. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.
12.Except as set forth in paragraphs (13) and (16), there is no valid offset, defense, counterclaim, abatement or right of rescission available to the related Mortgagor with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Whole Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Asset Documents, except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
Seller has delivered to Buyer or its designee either (i) the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof,

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executed by Seller in blank, or (ii) a copy of the applicable Mortgage Note(s), together with an affidavit and indemnity in favor of Buyer evidencing the loss, theft, destruction or

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mutilation of such original Mortgage Note(s), in form and substance acceptable to Buyer in its reasonable discretion.
13.Each related assignment of Mortgage and assignment of assignment of leases from Seller in blank constitutes a legal, valid and binding assignment from Seller (assuming the insertion of Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases evidences a first-priority lien, and each is freely assignable without the consent of the related Mortgagor. Each Mortgaged Property (subject to and excepting Permitted Liens and the Title Exceptions) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Liens and the Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender’s title insurance policy.
The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraphs (13) and (16) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether underground leases, space leases or operating leases) pertaining to the related Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use

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or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the

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Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Each title policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. There are no Whole Loans that are senior or pari passu with respect to the related Mortgaged Property or such Whole Loan. The Mortgagor has good and marketable title to the Mortgaged Property, no claims under the title policies insuring the Mortgagor’s title to the Mortgaged Properties have been made, and the Mortgagor has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Mortgaged Property.
14.UCC financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in the appropriate public filing and/or recording offices necessary to perfect a valid security interest in all items of personal property in which a security interest may be perfected under the UCC, located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property) to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC financing statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on the items of personalty described above, which security interest is senior to all other creditors of the Mortgagor, other than with respect to Permitted Liens, except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
All real estate taxes and governmental assessments, and other outstanding governmental charges (including, without limitation, water and sewage charges) or installments thereof, which would be a lien on the Mortgaged Property and that have become delinquent in respect of the Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be

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considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be

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payable thereon, and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
15.Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, each related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are then-currently being maintained) that would affect materially and adversely the value of such Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.
An engineering report was prepared in connection with the origination of each Whole Loan no more than twelve (12) months prior to the Purchase Date, which states that all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than
$50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by Seller (or the Originator of such Whole Loan, if applicable) with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. There are no material issues with the physical condition of the Mortgaged Property that would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.
16.The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or, until the policy is issued, a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to Permitted Liens and the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or
(y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

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17.Insurance coverage is being maintained with respect to the Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and (A) with respect to a “special cause of loss form” or “all risk form” insurance policy that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (the “Insurance Rating Requirements”), is in an amount (subject to a customary deductible) at least equal to the lesser of
(i) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment located on such Mortgaged Property (with no deduction for physical depreciation), or (ii) the outstanding principal balance of the Whole Loan, and in any event, not less than the amount necessary, or containing such endorsements as are necessary, to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to twelve (12) months of operations of the related Mortgaged Property (or with respect to each Whole Loan with a principal balance of $35 million or more, 18 months); (B) for a Whole Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (C) covers the actual loss sustained during restoration, all of which is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the principal amount of the related Whole Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of the Whole Loan together with any accrued interest thereon, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of

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exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance

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on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 150% of the PML. If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.
The insurance policies contain a standard mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.
18.Other than payments due but not yet thirty (30) days or more delinquent,
(a) there is no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Purchased Asset Documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a), (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and (c) pursuant to the terms of the related Purchased Asset Documents, no Person or party other than the holder of such Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
19.Such Whole Loan is not, and since its origination, has not been thirty (30) days or more past due in respect of any scheduled payment. There is no (i) monetary default, breach or violation with respect to such Whole Loan or any other obligation of the Mortgagor,
(ii) material non-monetary default, breach or violation with respect to such Whole Loan or any other obligation of the Mortgagor or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Seller has not received any written notice that the Whole Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

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Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any

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other promissory note or obligation except as expressly described in the following sentence. The related Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Mortgaged Property to be encumbered subsequent to the related Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Permitted Liens, Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).
20.To the extent such Whole Loan is identified in writing by Seller to Buyer as being real estate mortgage investment conduit (“REMIC”) eligible, such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and (A) the issue price of the Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Whole Loan and (B) either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to eighty percent (80%) of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the related Purchase Date. For purposes of the previous sentence,
(1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.
There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Mortgaged Property; neither Seller nor the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

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At origination, each Mortgagor represented and warranted that no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property or in a material adverse effect on the value, use or operations of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Whole Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Whole Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true:
(A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch in an amount equal to or not less than 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure such circumstance or condition; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and Seller has reasonably estimated that the responsible party has financial resources adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. The ESA will be part of the Servicing File; and except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

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In the case of each Whole Loan that is the subject of an environmental insurance policy, issued by the issuer thereof (the “Policy Issuer”) and effective as of the date thereof (the

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“Environmental Insurance Policy”), (i) the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (ii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Whole Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller and the Originator, for the remediation of the problem, and/or (B) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of the Whole Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, both Seller and the Originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Whole Loan.
21.Each related Mortgage, assignment of leases, or one or more of the other Purchased Asset Documents contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
22.Neither the Mortgaged Property (other than any tenants of a multi-tenant Mortgaged Property), nor any portion thereof, is the subject of, and no Underlying Obligor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
23.Such Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (except that an anticipated repayment date (“ARD”) loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date). No Mortgagor has issued preferred equity.
Subject to specific exceptions set forth below and to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions

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lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment

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of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than (i) by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, (iv) issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other Whole Loans or (v) transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than (i) any existing permitted additional debt, (ii) any purchase money security interests, or (iii) Permitted Liens or Title Exceptions. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval, including any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.
24.Except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Purchased Asset Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage or the use, value or operation of such Mortgaged Property and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee and neither borrower nor guarantor has been released from its obligations under the Whole Loan. Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of the Whole Loan; (b) no material action may be taken by the Mortgagor with respect to the Mortgaged Property without the consent of the holder of the Whole Loan; (c) the holder of the Whole Loan is entitled to approve the budget of the Mortgagor as it relates to the Mortgaged Property; and (d) the holder of the Whole Loan’s consent is required prior to the Mortgagor incurring any additional indebtedness.
25.Each related Mortgaged Property was inspected by or on behalf of the related Originator or an Affiliate during the four (4) month period prior to the related origination date and within twelve (12) months of the Purchase Date.
Except as set forth in the related Purchased Asset Documents delivered to Buyer, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value

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of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means

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of substituting for the Mortgaged Property (or, in the case of a Whole Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where a partial release is conditional upon the satisfaction of certain underwriting and legal (including REMIC, if applicable) requirements and the payment of a release price not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements (including REMIC Provisions, if applicable) or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated any value in the appraisal obtained at the origination of the Whole Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.
With respect to any partial release, either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or
(y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.
With respect to any Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, in the event of a taking of any portion of an Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Whole Loan.

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With respect to any Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, no such Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with

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another Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.
26.There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use, operation and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, (ii) are adequately reserved for in accordance with the Purchased Asset Documents, or (iii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current zoning regulations, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use, operation or value of such Mortgaged Property. The Purchased Asset Documents require the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws and ordinances.
27.None of the material improvements which were included for the purposes of determining the appraised value of any related Mortgaged Property lies outside of the boundaries and building restriction lines of the related Mortgaged Property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).
The related Mortgagor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mortgagor under its organizational documents is to own, finance, sell or otherwise manage the Mortgaged Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the related Mortgagor. The related Mortgagor has covenanted in its respective organizational documents and/or the Purchased Asset Documents to own no significant asset other than the related Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person. If such Whole Loan is secured by a hospitality property, (i) the related Mortgaged Property is a national flag hotel, (ii) Buyer has received a copy of the

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franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of

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successors and assigns of the lender, (iii) the hotel management is acceptable to Buyer, and (iv) the hotel manager has entered into a subordination of management agreement, all of which are acceptable to Buyer.
28.There are no pending, filed or threatened actions, suits or proceedings, governmental investigations or arbitrations of which Seller has received notice, against the Mortgagor, guarantor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Whole Loan, (g) the use, operation or value of the Mortgaged Property or (h) the current principal use of the Mortgaged Property.
29.If the related Mortgage is a deed of trust, as of the date of origination and, currently, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Whole Loan, no fees are payable to such trustee except for de minimis fees paid.
30.The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
31.The Whole Loan is not cross-collateralized or cross-defaulted with any other Indebtedness that is not also a Purchased Asset.
32.The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.
All escrow deposits and payments required pursuant to the Whole Loan (including capital improvements and environmental remediation reserves) to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required to be escrowed with Seller under the related Purchased Asset Documents are being conveyed by Seller to Buyer or its servicer and identified as such with appropriate detail. Any and all requirements under the Whole Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to

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have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Purchased Asset Documents.
33.The related Mortgagor, or the related lessee, franchisor or operator was in possession of all material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals then required for the use and operation of the related Mortgaged Property by the related Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the Mortgaged Property. The Purchased Asset Documents require the borrower to maintain all such material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals. The Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
34.The origination (or acquisition, as the case may be), servicing and collection practices used with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans.
35.Except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its Affiliate) has title in the fee simple interest in each related Mortgaged Property.
36.The Purchased Asset Documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the Whole Loan becomes full recourse to the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:
(i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Asset Documents. Furthermore, the Purchased Asset Documents for each Whole Loan provide for recourse against the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) any Mortgagor’s misappropriation of rents, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or willful misrepresentation; (iii) willful misconduct, fraud or material misrepresentation by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Purchased Asset Documents; or (v) commission of material physical waste at the Mortgaged Property.
Subject to the exceptions set forth in paragraph (13) and upon possession of the Mortgaged Property as required under applicable state law, any assignment of leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, first priority and enforceable

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collateral assignment of, or a valid first priority and enforceable lien and security interest in, the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage or related assignment of leases, subject to applicable law and to bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), provides that, upon an event of default under such Whole Loan, the beneficiary thereof is permitted to seek the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
37.With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two (2) years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due. If the Whole Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released and the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption. If the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Whole Loan secured by defeasance collateral is required to be assumed by a Single Purpose Entity (as such term is defined below). Such Whole Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the

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defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan.
38.To the extent required under applicable law as necessary for the enforceability or collectability of the Whole Loan, each holder of the related Mortgage Note is authorized to do business in the jurisdiction in which the related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Whole Loan.
39.Neither the Mortgagee nor any Affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan. Neither the Mortgagee nor any Affiliate thereof has any obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mortgagor or any other Person under or in connection with the Whole Loan.
40.Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted or applied to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
41.An Appraisal of the related Mortgaged Property was conducted in connection with the origination of such Whole Loan with an appraisal date within six (6) months of the Whole Loan origination date and within twelve (12) months of the Purchase Date. The Appraisal is signed by an appraiser who is a Member of the Appraisal Institute and had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Whole Loan. Such Appraisal satisfied in all material respects the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Whole Loan was originated.
42.The related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Purchased Asset Documents.
43.Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.
With respect to each related Whole Loan that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interests in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants the following with respect to the related Ground Lease:

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(i)Such Ground Lease or a memorandum thereof has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction, and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the related Purchase Date. The Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Underwriting Package.
(ii)Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder and in the event it is so assigned, it is further assignable by the holder of the Whole Loan and its successors and assigns without the consent of the lessor.
(iii)Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee.
(iv)Seller has not received any written notice of default under or notice of termination of such Ground Lease. Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and no condition which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.
(v)The Ground Lease, estoppel or other ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease, estoppel or other ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease, estoppel or other ancillary agreement and requires that the ground lessor will supply an estoppel.
(vi)The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only Permitted Liens and any Title Exceptions and the related fee interest of the ground lessor, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.
(vii)A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease)

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that extends not less than twenty (20) years beyond the stated maturity date of the Whole Loan.
(viii)Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Whole Loan).
(ix)Under the terms of the Ground Lease (or an estoppel or ancillary agreement between the lessor and the lessee) and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Whole Loan, together with any accrued interest.
(x)The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
(xi)The ground lessor under such Ground Lease is required to enter into a new lease with Seller upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
(xii)The ground lessor consented to and acknowledged that (i) the Whole Loan is permitted / approved, (ii) any foreclosure of the Whole Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to the Mortgagee and (iv) it would accept cure from the Mortgagee on behalf of the ground lessee.
The Purchased Asset Documents for each Whole Loan that is secured by a hospitality property operated pursuant to a franchise agreement include an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Mortgagee against such franchisor, either directly or as an assignee of the Originator. The Mortgage or related security agreement for each Whole Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

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44.It being understood that B notes secured by the same Mortgage as a Whole Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property (other than Permitted Liens, Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing). Except as specifically disclosed to Buyer in an Approved Representation Exception, there is no mezzanine debt related to the Mortgaged Property.
45.Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Whole Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Whole Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.
46.With respect to each Whole Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Whole Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Whole Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.
Each Whole Loan requires the Mortgagor to be a Single Purpose Entity for at least as long as the Whole Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each Whole Loan with a Purchase Date principal balance in excess of $5 million provide that the Mortgagor is a Single Purpose Entity, and each Whole Loan with a Purchase Date principal balance of $50 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For purposes of this Schedule 1(a), a “Single Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Whole Loan has a Purchase Date principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Whole Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged

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Properties, and whose organizational documents further provide, or which entity represented in the related

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Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Whole Loan that is cross-collateralized and cross-defaulted with the related Whole Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
47.Each Whole Loan bears interest at a rate that remains fixed throughout the remaining term of such Whole Loan, except in the case of ARD loans and situations where default interest is imposed.
48.The origination practices of Seller (or the related Originator if Seller was not the Originator), with respect to each Whole Loan, complied in all material respects with the terms, conditions and requirements of, as appropriate, all of Seller’s or such party’s origination, due diligence standards and/or practices for similar commercial and multifamily mortgage loans, as applicable, and, in each such case, otherwise complied with all applicable laws and regulations.
49.Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Whole Loan. Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Whole Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an Affiliate for less than three years then for such shorter period of time.
50.Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) and all owners that hold a 10% or greater direct ownership share (i.e., the “Major Sponsors”). Based solely on the searches performed by Seller in connection with the related Whole Loan, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.
With respect to each Whole Loan secured by retail, office or industrial properties, either Seller or the Originator requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll. With respect to each Whole Loan predominantly secured by a retail, office or industrial property leased to a single tenant, either Seller or the Originator reviewed such estoppel obtained from such tenant no earlier than ninety (90) days prior to the origination date of the related Whole Loan, and each such estoppel indicated (x) the related lease is in full force and effect and (y) there exists no default under such

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lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Whole Loan predominantly secured by a retail, office or industrial property, either Seller or the Originator has received lease estoppels executed within ninety (90) days of the origination date of the related Whole Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Whole Loan that is represented on the rent roll. Each rent roll indicated that (x) each lease is in full force and effect and (y) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.
51.Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Whole Loan.
52.No default or event of default has occurred under any agreement pertaining to any lien relating to the Mortgaged Property ranking junior to, pari passu with or senior to the Mortgage securing the Whole Loan, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.
53.The representations and warranties made by the Mortgagor in the Purchased Asset Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mortgagor, the related Whole Loan or the related Mortgaged Property that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.
“Ground Lease”: A ground lease containing the following terms and conditions:
(a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“REMIC”: A REMIC, as that term is used in the REMIC Provisions. “REMIC Provisions”: Sections 860A through 860G of the Code.

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“Servicing File:” A copy of the Underwriting Package and documents and records not otherwise required to be contained in the Underwriting Package that (i) relate to the origination and/or servicing and administration of the Whole Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Whole Loans or for evidencing or enforcing any of the rights of the holder of the Whole Loans or holders of interests therein and
(iii) are in the possession or under the control of Seller, provided that Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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Schedule 1(b)
REPRESENTATIONS AND WARRANTIES RE: PURCHASED ASSETS CONSISTING OF SENIOR INTERESTS
Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Senior Interest, that except as specifically disclosed to Buyer in an Approved Representation Exception for such Purchased Asset, as of the Purchase Date for each such related Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Senior Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.
1.The Senior Interest is either (a) a performing senior or pari passu participation interest in a performing Whole Loan, secured by a first-priority security interest in a commercial or multifamily property, or (b) a performing “A-note” in an “A/B structure” in a performing Whole Loan, secured by a first-priority security interest in a commercial or multifamily property. All documents comprising the Servicing File will be or have been delivered to Buyer with respect to each Senior Interest and each underlying Whole Loan by the deadlines set forth in the Agreement and the Custodial Agreement.
2.Such Senior Interest and related Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Senior Interest and related Whole Loan.
Immediately prior to the sale, transfer and assignment to Buyer thereof, no Mortgage Note related to a Senior Interest or related Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge and Seller had good and marketable title to (as evidenced by the Mortgage recorded in the public recording office of the applicable jurisdiction or the executed Interim Assignment Documents which have been submitted for recordation in accordance with Section 6.02(m) of the Repurchase Agreement, as applicable) and was the sole owner and holder of, such Senior Interest, and Seller is transferring such Senior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Senior Interest, except to the extent otherwise permitted in this Agreement (including Permitted Liens) and Title Exceptions. Upon consummation of the purchase contemplated to occur in respect of such Senior Interest on the related Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Senior Interest free and clear of any pledge, lien, encumbrance or security interest, other than those created by the Repurchase Documents. Seller

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has full right and authority to sell, assign and transfer each Senior Interest, and the assignment to Buyer, other than as disclosed to Buyer in writing prior to the related Purchase Date.
3.No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Interest nor were any fraudulent acts committed by any other Person in connection with the origination of such Senior Interest.
4.All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Senior Interest is accurate and complete in all material respects. Seller has made available to Buyer for inspection, with respect to such Senior Interest, true, correct and complete Purchased Asset Documents, which Purchased Asset Documents have not been amended, modified, supplemented or restated since the related date of origination.
5.Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement that by its terms modifies or materially affects the rights and obligations of any holder of such Senior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
6.Each Senior Interest and related Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed as of the Purchase Date therefor pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow or reserve accounts, there is no requirement for any future advances thereunder.
7.Seller has full right, power and authority to sell and assign such Senior Interest and such Senior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or in part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
8.Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Purchased Asset Documents, and assuming that Buyer and any other transferees comply with customary intercreditor restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees”, or similar transfer restriction provisions in the Purchased Asset Documents, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Senior Interest, for Buyer’s exercise of any rights or remedies in respect of such Senior Interest (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Senior Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Senior Interest, other than recordation of assignments of each related Mortgage and assignment of leases securing the

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related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.
9.Seller has not received notice of any outstanding material liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Senior Interest is or may become obligated under the Purchased Asset Documents.
10.Seller has not advanced funds, or received any advance of funds for the payment of any amount required by such Senior Interest. With respect to each Whole Loan related to a Senior Interest, no advance of funds has been made, directly or indirectly, by Seller to the Mortgagor, and no funds have been received from any person other than the Mortgagor relating to such Whole Loan, for or on account of payments due on such Whole Loan.
11.With respect to each Senior Interest and related Whole Loan, each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage), guaranty and other agreement executed by the related Mortgagor, guarantor or other obligor in connection with such related Whole Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole or materially interfere with the Mortgagee’s practical realization of the principal rights and benefits afforded thereby and/or security provided thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Whole Loan or the related Senior Interest to any other Person, except, however, for customary intercreditor restrictions in the Purchased Asset Documents, limiting assignees to “Qualified Transferees”, “Institutional Lender/Owners”, “Qualified Institutional Lenders” or any similar term. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.
Except as set forth in paragraphs (13) and (16), with respect to the Senior Interest and each related Whole Loan, there is no valid offset, defense, counterclaim, abatement or right of rescission available to the related Mortgagor with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the related Whole Loan, that would deny the mortgagee the principal benefits intended to be provided by the related Mortgage Note, Mortgage or other Purchased Asset Documents except with respect to the enforceability of any

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provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
12.Seller has delivered to Buyer or its designee either (i) the original promissory note, certificate or other similar indicia of ownership of such Senior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank or (ii)a copy of the applicable Mortgage Note(s), together with an affidavit and indemnity in favor of Buyer evidencing the loss, theft, destruction or mutilation of such original Mortgage Note(s), in form and substance acceptable to Buyer in its reasonable discretion.
13.With respect to each Whole Loan related to a Senior Interest, each related assignment of Mortgage and assignment of assignment of leases from Seller in blank constitutes a legal, valid and binding assignment from Seller (assuming the insertion of Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases evidences a first-priority lien, and each is freely assignable without the consent of the related Mortgagor. Each Mortgaged Property (subject to and excepting Permitted Liens and the Title Exceptions) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Liens and the Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender’s title insurance policy.
The Whole Loan related to such Senior Interest is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraphs (13) and (16) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly

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subject, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be

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provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether underground leases, space leases or operating leases) pertaining to the related Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Each title policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. There are no other Whole Loans that are senior or pari passu with respect to the related Mortgaged Property or the related Whole Loan. The Mortgagor has good and marketable title to the Mortgaged Property, no claims under the title policies insuring the Mortgagor’s title to the Mortgaged Properties have been made, and the Mortgagor has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Mortgaged Property.
UCC financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in the appropriate public filing and/or recording offices necessary to perfect a valid security interest in all items of personal property in which a security interest may be perfected under the UCC, located on each related Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the Whole Loan related to such Senior Interest) material to the value of such Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC financing statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on the items of personalty described above, which security interest is senior to all other creditors of the Mortgagor, other than with respect to Permitted Liens, except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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14.All real estate taxes and governmental assessments, and other outstanding governmental charges (including, without limitation, water and sewage charges) or installments thereof, which would be a lien on any related Mortgaged Property and that have become delinquent in respect of such Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon, and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
15.Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, each related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are then-currently being maintained) that would affect materially and adversely the value of such Mortgaged Property as security for the Whole Loan related to such Senior Interest and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.
An engineering report was prepared in connection with the origination of each Whole Loan related to a Senior Interest no more than twelve (12) months prior to the Purchase Date, which states that all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property
(a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by Seller (or the Originator of the related Whole Loan, if applicable) with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. There are no material issues with the physical condition of the Mortgaged Property that would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.
With respect to each Whole Loan related to a Senior Interest, the lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or, until the policy is issued, a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to Permitted Liens and the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to

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the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have

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been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.
16.Insurance coverage is being maintained with respect to the Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and (A) with respect to a “special cause of loss form” or “all risk form” insurance policy that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (the “Insurance Rating Requirements”), is in an amount (subject to a customary deductible) at least equal to the lesser of
(i) the full insurable value on a replacement cost basis of improvements, furniture, furnishings, fixtures and equipment located on such Mortgaged Property (with no deduction for physical depreciation) or (ii) the outstanding principal balance of the Whole Loan related to such Senior Interest, and in any event, not less than the amount necessary, or containing such endorsements as are necessary, to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to twelve (12) months of operations of the related Mortgaged Property (or with respect to each related Whole Loan with a principal balance of $35 million or more, 18 months); (B) for a related Whole Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (C) covers the actual loss sustained during restoration, all of which is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the principal amount of the related Whole Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of such Whole Loan together with any accrued interest thereon, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by

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an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event

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not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 150% of the PML. If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.
The insurance policies contain a standard mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.
17.Other than payments due but not yet thirty (30) days or more delinquent,
(a) there is no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Purchased Asset Documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(b), (b) Seller has not waived any material default, breach, violation or event of acceleration under such Senior Interest, related Mortgage or related Mortgage Note and (c) pursuant to the terms of the related Purchased Asset Documents, no Person or party other than the holder of such related Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.
The Senior Interest and related Whole Loan are not, and since their origination, have not been thirty (30) days or more past due in respect of any scheduled payment. There is no (i) monetary default, breach or violation with respect to such Senior Interest and related

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Whole Loan or any other obligation of the borrower under the related Whole Loan, (ii) material non-monetary default, breach or violation with respect to such Senior Interest and

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related Whole Loan or any other obligation of the Mortgagor or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Seller has not received any written notice that the Senior Interest and related Whole Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.
18.Each Mortgage related to the Whole Loan relating to such Senior Interest does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Mortgaged Property to be encumbered subsequent to the related Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Permitted Liens, Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).
19.To the extent the Whole Loan related to such Senior Interest is identified in writing by Seller to Buyer as being REMIC eligible, such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and (A) the issue price of the related Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of such Whole Loan and (B) either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to eighty percent (80%) of the principal amount of such Whole Loan (a) as of the Testing Date, or (b) as of the related Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to such Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with such Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

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There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; there is no material violation of any applicable Environmental

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Law with respect to the Mortgaged Property; neither Seller nor the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws; the related Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.
At origination, each Mortgagor represented and warranted that no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property or in a material adverse effect on the value, use or operations of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Whole Loans related to Senior Interests, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with the related Whole Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true:
(A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch in an amount equal to or not less than 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure such circumstance or condition; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and Seller has reasonably estimated that the responsible party has financial resources adequate to address the situation; or (F) a party related

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to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. The ESA will be part of the Servicing File; and except as set

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forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.
In the case of each Senior Interest and related Whole Loan that is the subject of an environmental insurance policy, issued by the issuer thereof (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (i) the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (ii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing such Whole Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller and the Originator, for the remediation of the problem, and/or (B) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of such Whole Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition,
(iv) on the effective date of the Environmental Insurance Policy, both Seller and the Originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance,
(b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the related Whole Loan.
20.With respect to each Senior Interest and related Whole Loan, each related Mortgage, assignment of leases, or one or more of the other Purchased Asset Documents, contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
21.No issuer of the Purchased Asset, no co-participant, no Underlying Obligor related to any Whole Loan related to a Senior Interest, no Mortgaged Property (other than any tenants of a multi-tenant Mortgaged Property), nor any portion thereof, is the subject of, and no Underlying Obligor or tenant occupying a single-tenant property is the subject of, or is a debtor in, state or federal bankruptcy, insolvency or similar proceeding.

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Except for the related Purchased Asset, each Whole Loan related to a Senior Interest is a whole loan and contains no equity participation by the lender or shared

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appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (except that an ARD loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date). No Mortgagor has issued preferred equity.
22.With respect to each Whole Loan related to a Senior Interest, subject to specific exceptions set forth below and to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than (i) by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, and (iii) transfers of less than a controlling interest (as such term is defined in the related underlying Purchased Asset Documents) in a mortgagor, (iv) issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other Whole Loans or (v) transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than (i) any existing permitted additional debt, (ii) any purchase money security interests, or (iii) Permitted Liens or Title Exceptions. The underlying Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval, including any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.
With respect to each Senior Interest and the related Whole Loan, except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Purchased Asset Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage or the use, value or operation of such Mortgaged Property and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Buyer or its designee and neither borrower nor guarantor has been released from its obligations under the related Whole Loan. Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of such Senior Interest; (b) no material action may be taken by the Mortgagor with respect to the

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Mortgaged Property without the consent of the holder of such Senior Interest; (c) the holder of such Senior Interest is entitled to approve the budget of the Mortgagor as it relates to the

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Mortgaged Property; and (d) the holder of such Senior Interest’s consent is required prior to the Mortgagor incurring any additional indebtedness.
23.Each related Mortgaged Property was inspected by or on behalf of the related Originator or an Affiliate during the four (4) month period prior to the related origination date and within twelve (12) months of the Purchase Date.
24.Except as set forth in the Purchased Asset Documents delivered to Buyer, since origination, no material portion of any related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan related to such Senior Interest or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Whole Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the related Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the related Whole Loan, (c) where a partial release is conditional upon the satisfaction of certain underwriting and legal (including REMIC, if applicable) requirements and the payment of a release price not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements (including REMIC Provisions, if applicable) or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the related Whole Loan or that were not allocated any value in the appraisal obtained at the origination of such Whole Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.
With respect to any partial release, either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or
(y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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With respect to any related Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, in the

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event of a taking of any portion of an Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of such Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the related Whole Loan.
With respect to any related Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, no such Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.
25.With respect to each Underlying Whole Loan, there are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use, operation and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, (ii) are adequately reserved for in accordance with the Purchased Asset Documents, or (iii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property or constitute a legal non-conforming use or structure and any nonconformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction,
(b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current zoning regulations, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use, operation or value of such Mortgaged Property. The underlying Purchased Asset Documents require the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws and ordinances.
None of the material improvements which were included for the purposes of determining the appraised value of any related Mortgaged Property lies outside of the boundaries and building restriction lines of the related Mortgaged Property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

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26.The related Mortgagor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mortgagor under its organizational documents is to own, finance, sell or otherwise manage the Mortgaged Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the related Mortgagor. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Purchased Asset Documents to own no significant asset other than the related Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.
27.There are no pending, filed or threatened actions, suits or proceedings, governmental investigations or arbitrations of which Seller has received notice, against the Mortgagor, guarantor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to pay principal, interest or any other amounts due under the Whole Loan related to such Senior Interest, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Whole Loan, (g) the use, operation or value of the Mortgaged Property or (h) the current principal use of the Mortgaged Property.
28.With respect to each Whole Loan related to a Senior Interest, if the related Mortgage is a deed of trust, as of the date of origination and, currently, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Whole Loan, no fees are payable to such trustee except for de minimis fees paid.
29.With respect to the Purchased Asset and each Whole Loan related to a Senior Interest, such Whole Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
30.The Senior Interest and related Whole Loan are not cross-collateralized or cross-defaulted with any other Indebtedness that is not also a Purchased Asset.
The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood

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coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.
31.All escrow deposits and payments required pursuant to the Whole Loan related to such Senior Interest (including capital improvements and environmental remediation reserves) to be deposited with Seller in accordance with the underlying Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required to be escrowed with Seller under the related Purchased Asset Documents are being conveyed by Seller to Buyer or its servicer and identified as such with appropriate detail. Any and all requirements under the related Whole Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Purchased Asset Documents.
32.With respect to each Whole Loan related to a Senior Interest, the related Mortgagor, or the related lessee, franchisor or operator was in possession of all material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals then required for the use and operation of the related Mortgaged Property by the related Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the Mortgaged Property. The underlying Purchased Asset Documents require the borrower to maintain all such material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals. The underlying Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
33.With respect to the Senior Interest and each related Whole Loan, the origination (or acquisition, as the case may be), servicing and collection practices used with respect to such Senior Interest and the related Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans.
34.With respect to each Whole Loan related to a Senior Interest, except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its Affiliate) has title in the fee simple interest in each related Mortgaged Property.
The Purchased Asset Documents for each related Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that each such Whole Loan becomes full recourse to the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have

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colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the related Mortgaged Property or equity interests

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in Mortgagor made in violation of the Purchased Asset Documents. Furthermore, the Purchased Asset Documents for each related Whole Loan provide for recourse against the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) any Mortgagor’s misappropriation of rents, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or willful misrepresentation; (iii) willful misconduct, fraud or material misrepresentation by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Purchased Asset Documents; or (v) commission of material physical waste at the related Mortgaged Property.
35.Subject to the exceptions set forth in paragraph (13) and upon possession of the Mortgaged Property as required under applicable state law, any assignment of leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Whole Loan related to a Senior Interest establishes and creates a valid, first priority and enforceable collateral assignment of, or a valid first priority and enforceable lien and security interest in, the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage or related assignment of leases, subject to applicable law and to bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), provides that, upon an event of default under such related Whole Loan, the beneficiary thereof is permitted to seek the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
36.With respect to each Whole Loan related to a Senior Interest, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
37.If any Whole Loan related to a Senior Interest contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two
(2) years after any securitization of the related Whole Loan or the Senior Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the related Mortgage Note when due. If the related Whole Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at

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least equal to 115% of the allocated loan amount for the real property to be released and the defeasance collateral is not permitted to be subject to prepayment, call, or

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early redemption. If the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the related Whole Loan secured by defeasance collateral is required to be assumed by a Single Purpose Entity. No related Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder thereof can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related underlying Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the underlying Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any such holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan or the Senior Interest.
38.To the extent required under applicable law as necessary for the enforceability or collectability of the Whole Loan related to such Senior Interest, each holder of the related Mortgage Note is authorized to do business in the jurisdiction in which the related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Whole Loan.
39.Neither the Mortgagee, the holder of the Senior Interest nor any Affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Senior Interest or the related Whole Loan. Neither the Mortgagee, the holder of the Senior Interest nor any Affiliate thereof has any obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mortgagor or any other Person under or in connection with the Senior Interest or the related Whole Loan.
40.With respect to each Whole Loan related to a Senior Interest, each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted or applied to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.
With respect to each Whole Loan related to a Senior Interest, an Appraisal of the related Mortgaged Property was conducted in connection with the origination of such Whole Loan with an appraisal date within six (6) months of the Whole Loan origination date and within twelve (12) months of the Purchase Date. The Appraisal is signed by an appraiser who is a Member of the Appraisal Institute and had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Whole Loan. Such Appraisal satisfied in

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all material respects the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Whole Loan was originated.
41.With respect to each Whole Loan related to a Senior Interest, the related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Purchased Asset Documents.
42.Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.
43.With respect to each Whole Loan related to a Senior Interest that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interests in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants the following with respect to the related Ground Lease:
(i)Such Ground Lease or a memorandum thereof has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction, and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the related Purchase Date. The Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Underwriting Package.
(ii)Upon the foreclosure of the Whole Loan related to such Senior Interest (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder and in the event it is so assigned, it is further assignable by the holder of the related Whole Loan and its successors and assigns without the consent of the lessor.
(iii)Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee.
Seller has not received any written notice of default under or notice of termination of such Ground Lease. Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and no condition which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

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(iv)The Ground Lease, estoppel or other ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease, estoppel or other ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease, estoppel or other ancillary agreement and requires that the ground lessor will supply an estoppel.
(v)The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only Permitted Liens and any Title Exceptions and the related fee interest of the ground lessor or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.
(vi)A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.
(vii)Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than twenty (20) years beyond the stated maturity date of the Whole Loan related to such Senior Interest.
(viii)Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan related to such Senior Interest, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Whole Loan).
Under the terms of the Ground Lease (or an estoppel or ancillary agreement between the lessor and the lessee) and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Whole Loan related to such Senior Interest, together with any accrued interest

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(ix)The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.
(x)The ground lessor under such Ground Lease is required to enter into a new lease with Seller upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
(xi)The ground lessor consented to and acknowledged that (i) the Whole Loan related to such Senior Interest is permitted / approved, (ii) any foreclosure of such Whole Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to the Mortgagee and (iv) it would accept cure from the Mortgagee on behalf of the ground lessee.
44.The Purchased Asset Documents for each Whole Loan related to a Senior Interest that is secured by a hospitality property operated pursuant to a franchise agreement include an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Mortgagee against such franchisor, either directly or as an assignee of the Originator. The Mortgage or related security agreement for each related Whole Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. If such related Whole Loan is secured by a hospitality property, (i) the related Mortgaged Property is a national flag hotel, (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel management is acceptable to Buyer, and (iv) the hotel manager has entered into a subordination of management agreement, all of which are acceptable to Buyer.
45.It being understood that B notes secured by the same Mortgage as a Whole Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property (other than Permitted Liens, Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing). Except as specifically disclosed to Buyer in an Approved Representation Exception, there is no mezzanine debt related to the Mortgaged Property.
Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage, and the holder of the Mortgage (if not the holder of the Senior Interest) is required to provide the holder of the Senior Interest, with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Whole Loan related to a Senior Interest with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each related Whole Loan with an original principal balance greater

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than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.
46.With respect to each Senior Interest with a related Whole Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Senior Interest and related Whole Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each related Whole Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.
47.Each Whole Loan related to a Senior Interest requires the Mortgagor to be a Single Purpose Entity for at least as long as such Whole Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each related Whole Loan with a Purchase Date principal balance in excess of $5 million provide that the Mortgagor is a Single Purpose Entity, and each related Whole Loan with a Purchase Date principal balance of $50 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For purposes of this Schedule 1(b), a “Single Purpose Entity” means an entity, other than an individual, whose organizational documents (or if such Whole Loan has a Purchase Date principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the related Whole Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Whole Loan that is cross-collateralized and cross-defaulted with the related Whole Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
48.Each Whole Loan related to a Senior Interest bears interest at a rate that remains fixed throughout the remaining term of such Whole Loan, except in the case of ARD loans and situations where default interest is imposed.
The origination practices of Seller (or the related Originator if Seller was not the Originator), with respect to each Whole Loan related to a Senior Interest, complied in all

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material respects with the terms, conditions and requirements of, as appropriate, all of Seller’s or

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such party’s origination, due diligence standards and/or practices for similar commercial and multifamily mortgage loans, as applicable, and, in each such case, otherwise complied with all applicable laws and regulations.
49.Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the Whole Loan related to such Senior Interest. Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Whole Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an Affiliate for less than three years then for such shorter period of time.
50.Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) and all owners that hold a 10% or greater direct ownership share (i.e., the “Major Sponsors”). Based solely on the searches performed by Seller in connection with the Whole Loan related to such Senior Interest, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding,
(ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.
With respect to each Senior Interest with a related Whole Loan secured by retail, office or industrial properties, either Seller or the Originator requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll. With respect to each related Whole Loan predominantly secured by a retail, office or industrial property leased to a single tenant, either Seller or the Originator reviewed such estoppel obtained from such tenant no earlier than ninety (90) days prior to the origination date of the related Whole Loan, and each such estoppel indicated (x) the related lease is in full force and effect and (y) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each related Whole Loan predominantly secured by a retail, office or industrial property, either Seller or the Originator has received lease estoppels executed within ninety (90) days of the origination date of the related Whole Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Whole Loan that is represented on the rent roll. Each rent roll indicated that (x) each lease is in full force and effect and (y) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

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51.Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Whole Loan related to such Senior Interest.
52.No default or event of default has occurred under any agreement pertaining to any lien relating to the Mortgaged Property ranking junior to, pari passu with or senior to the Mortgage securing the Whole Loan relating to such Senior Interest, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.
53.The representations and warranties made by the Mortgagor in the Purchased Asset Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mortgagor, the Whole Loan related to such Senior Interest or the related Mortgaged Property that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.
54.The Senior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.
“Ground Lease”: A ground lease containing the following terms and conditions:
(a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Servicing File:” A copy of the Underwriting Package and documents and records not otherwise required to be contained in the Underwriting Package that (i) relate to the origination and/or servicing and administration of the Whole Loans related to Senior Interests,
(ii) are reasonably necessary for the ongoing administration and/or servicing of the related Whole Loans or for evidencing or enforcing any of the rights of the holder of the related Whole Loans or holders of interests therein and (iii) are in the possession or under the control of Seller, provided that Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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EXHIBIT A
[Reserved.]

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EXHIBIT B
FORM OF [AMENDED AND RESTATED]1 CONFIRMATION

[    ] [ ], 20[ ]

Wells Fargo Bank, National Association 550 South Tryon Street, 22nd Floor MAC D1086-220
Charlotte, North Carolina 28202 Attention: Ross L. Painter, Jr.

Re: Master Repurchase and Securities Contract, dated as of July 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between FBRED REIT WWH SELLER, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”)

Ladies and Gentlemen:

This [Amended and Restated Confirmation is a]2 Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the applicable Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the applicable Purchased Assets set forth herein.

[As of the Current Transaction Effective Date set forth below, this Amended and Restated Confirmation amends, restates and replaces in its entirety that certain Confirmation dated as of [ ] [_], 20[_] relating to the Purchased Asset referenced herein.]3

Name of Purchased Asset: Addresses of Mortgaged Properties: WF ID Number:
Seller Loan Number: Property Type: Purchased Asset Class:

1 Insert if applicable.
2 Insert if applicable.
3 Insert if applicable.

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Lien Position:
Recourse % (WF):
Book Value:
Market Value:
Maximum Applicable Percentage:
Current Applicable Percentage:
Prior Purchase Price (before this Transaction):
Change in Purchase Price (this Transaction):
Purchase Price (after this Transaction):
Benchmark:
Floor (WF):
Pricing Margin:
Original Purchase Date:
Current Transaction Effective Date:
Repurchase Date:
Applicable Servicer:
Additional Terms and Conditions:

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.All of the conditions precedent set forth in Section 6 of the Agreement have been satisfied.

2.Except as otherwise disclosed by Seller to Buyer in writing, (a) no Default or Event of Default has occurred and is continuing and (b) Guarantor is in compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement.

3.Except as specified in Appendix 1 hereto, all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset) are true and correct.

[SIGNATURES FOLLOW]

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Seller:

FBRED REIT WWH SELLER, LLC

By:         Name:
Title:

[Acknowledged and Agreed: Guarantor:

FRANKLIN BSP REAL ESTATE
DEBT, INC., a Maryland corporation

By:         Name:
Title:]4

ACKNOWLEDGED AND AGREED

Buyer:
WELLS FARGO BANK, NATIONAL ASSOCIATION

4 Insert acknowledgment of Guarantor if Recourse Percentage will be greater than [25]%.

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By:         Name:
Title:

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Appendix 1 to Confirmation

Purchase Asset Name:    [    ]

Exceptions to Representations and Warranties:

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EXHIBIT C
FORM OF CLOSING CERTIFICATE
[Secretary Certificates of Seller, Pledgor and Guarantor to be attached.]

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EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE [    ] [ ], [    ]
Wells Fargo Bank, National Association 550 S TRYON ST, 22nd Floor
MAC D1086-220 CHARLOTTE, NC 28202-4200
Attention: Karen Whittlesey
Re: Master Repurchase and Securities Contract dated as of July 30, 2025 (the “Agreement”) between FBRED REIT WWH SELLER, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”)
This Compliance Certificate is furnished by both Seller and FRANKLIN BSP REAL ESTATE DEBT, INC. (“Guarantor”), acting by [ ] in [his/her] capacity as [officer/director] (the “Officer/Director”) of both Seller and Guarantor pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.
SELLER AND GUARANTOR, ACTING BY THE OFFICER/DIRECTOR, HEREBY CERTIFIES THAT:
The Officer/Director is a duly elected Responsible Officer of both Seller and
Guarantor.
All of the financial statements, calculations and other information set forth in this
Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.
The Officer/Director has reviewed the terms of the Agreement, and the Officer/Director has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and financial condition of Seller and Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).
The examinations described in the preceding paragraph did not disclose, and the Officer/Director has no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.
Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.08 of the Agreement (orif none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to

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Section 8.08 of the Agreement), which financial statements, to the best of the Officer/Director’s knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Seller and Guarantor and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.
Attached as Exhibit 2 hereto are the supporting calculations demonstrating compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement, each for the immediately preceding fiscal quarter.
To the best of the Officer/Director’s knowledge, each of Seller and Guarantor has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and the Officer/Director has no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.
Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which Guarantor or Seller has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of [ ], 20[ ].
FRANKLIN BSP REAL ESTATE DEBT, INC., a
Maryland corporation

By:
Name:
Title:

FBRED REIT WWH SELLER, LLC, a Delaware
limited liability company

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By:
Name: Title:

Exhibit 1: Financial Statements
Exhibit 2: Financial Covenant Compliance Calculations

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EXHIBIT E
FORM OF ASSIGNMENT AND ACCEPTANCE
1.Reference is made to the Master Repurchase and Securities Contract dated as of July 30, 2025, (the “Agreement”) between FBRED REIT WWH SELLER, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”).
2.Wells Fargo Bank, National Association (“Assignor”) and [    ] (“Assignee”) hereby agree as follows:
3.Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Agreement (collectively, the “Assigned Interest”).
4.Assignor:
(a)hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;
(b)other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and
(c)makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Repurchase Obligations (as defined in the Agreement).
5.Assignee:
(a)confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
agrees that it will, independently and without reliance upon the Agent or any Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement;

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(b)represents and warrants that its name set forth on Schedule I hereto is its legal name;
(c)agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and
(d)The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.
6.As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and
(b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Repurchase Obligations (as defined in the Agreement)) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).
7.Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.
8.This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
9.This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.
IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

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Schedule I to
ASSIGNMENT AND ACCEPTANCE
Assignor: Wells Fargo Bank, National Association Assignee:
Effective Date: [    ], 20 [ ]

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage	%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

Wells Fargo Bank, National Association, as Assignor
[Type or print legal name of Assignor]

By
Name:
Title:
Dated: [    ], 20[ ]

Assignee:

        , as Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

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Dated: [    ], 20[ ]

Address for Notices:

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EXHIBIT F
FORM OF SERVICER NOTICE
[See attached.]

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EXHIBIT G
FORM OF IRREVOCABLE REDIRECTION LETTER
FBRED REIT WWH SELLER, LLC IRREVOCABLE REDIRECTION LETTER AS OF [    ] [ ], 20[_]
Ladies and Gentlemen:
Please refer to: (a) that certain [Loan Agreement], dated [ ] [ ], 20[ ], by and between [ ] (the “Borrower”), as borrower, and FBRED REIT WWH SELLER, LLC (the “Lender”), as lender; and (b) all documents securing or relating to that certain $[ ] loan made by the Lender to the Borrower on [ ] [ ], 20[_] (the “Loan”).
You are advised as follows, effective as of the date of this letter.
Assignment of the Loan. The Lender has entered into a Master Repurchase and Securities Contract, dated as of July 30, 2025 (as the same may be amended and/or restated from time to time, the “Agreement”), with Wells Fargo Bank, National Association, as buyer (“Buyer”), 550 S Tryon St, 22nd Floor, MAC D1086-220, Charlotte, North Carolina 28202-4200, and the Lender has sold, transferred and assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Buyer, subject to the terms of the Agreement. This assignment shall remain in effect unless and until Lender has notified Borrower otherwise in writing.
Direction of Funds. In connection with Borrower’s obligations under the Loan, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account, for the benefit of Buyer:
Bank Name:    Wells Fargo Bank, National Association Account Name:
Account Number ABA Number
This direction shall remain in effect unless and until Lender has notified Borrower otherwise in writing.
Modifications, Waivers, Etc. No modification, waiver, deferral, or release (in whole or in part) of any party’s obligations in respect of the Loan, any collateral for any obligations in respect of the Loan or this letter shall be effective without the prior written consent of Buyer. Notwithstanding the foregoing, neither Lender nor Servicer shall take any material action or effect any modification or amendment to any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer.

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Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.
Very truly yours,
FBRED REIT WWH SELLER, LLC, a Delaware
limited liability company
By:     Name:     Title:     Date: [ ] [ ], 20[_]

Agreed and accepted this
day of     , 20

By:     Name:     Title:

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EXHIBIT H
[Reserved.]

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EXHIBIT I
FORM OF EXTENSION CONFIRMATION LETTER
[    ] [ ], 20[ ]
Wells Fargo Bank, National Association 550 S TRYON ST, 22nd Floor
MAC D1086-220 CHARLOTTE, NC 28202-4200
Re:    Maturity    Date    [and    Revolving    Period    Expiration    Date]5    Extension Confirmation Letter
Ladies and Gentlemen:
Reference is made to that certain Master Repurchase and Securities Contract, dated as of July 30, 2025 (the “Agreement”) between FBRED REIT WWH SELLER, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”) (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.
1.Maturity Date [and Revolving Period Expiration Date] Extension Confirmation. This confirmation letter (the “Confirmation Letter”) shall serve as confirmation that (i)
Seller has exercised the option[s] to extend [each of] the Maturity Date [and the Revolving Period Expiration Date] pursuant to Section[s] 3.06(a) [and (b)] of the Agreement, and (ii) Buyer has determined to grant such extension[s] pursuant to Section[s] 3.06(a) [and (b)] of the Agreement. Therefore, from and after the date of this Confirmation Letter and subject to the execution and delivery of this Confirmation Letter by Seller, Pledgor and Guarantor, (A) [each of] the Maturity Date [and the Revolving Period Expiration Date] under the Agreement shall be,
and [is][are] hereby, extended from [ ], 202[_] to [    ], 202[_], [and] (B) there shall be [
(_)][no] remaining options to further extend the Maturity Date pursuant to[, and subject to the terms of,]6 Section 3.06(a) of the Agreement [or otherwise]7, and (C) there shall be [ (_)][no] remaining options to further extend the Revolving Period Expiration Date[, and subject to the terms of,]8 Section 3.06[(b)] of the Agreement [or otherwise]9.
By signing this Confirmation Letter below, Seller hereby represents and warrant that, as of the date of this Confirmation Letter: (i) it has paid to Buyer ~~the~~all applicable ~~Extension Fee due in connection with the exercise of the option to extend the Maturity Date described herein~~Monthly Fees, (ii) each of the representations and warranties made by Seller in the
5 Insert if applicable.
6 Insert if one or more extension options remain available.
7 Insert if there are no remaining extension options.
8 Insert if one or more extension options remain available.

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9 Insert if there are no remaining extension options.

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Agreement is true and correct as if made on and as of the date of this Confirmation Letter, (iii) Seller has performed all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied by it as of the date hereof, (iv) no Default or Event of Default has occurred and is continuing, (v) no unsatisfied Margin Deficit is outstanding, and (vi) ~~Seller is in compliance with each Sub-Limit, and (vii)~~ all Purchased Assets otherwise qualify as Eligible Assets. The execution and delivery of this Confirmation Letter by Seller, Pledgor and Guarantor is a condition to the effectiveness of the extension[s] granted hereby.
2.Miscellaneous.
A.This Confirmation Letter is a Repurchase Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Confirmation Letter and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Confirmation Letter, and hereby reaffirms its obligations under the Pledge Agreement.
B.THIS CONFIRMATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW
YORK GENERAL OBLIGATIONS LAW). This Confirmation Letter may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Confirmation Letter shall be effective as delivery of an original executed counterpart hereof.
C.Each of Seller and Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived.
In consideration of Buyer entering into this Confirmation Letter, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Agreement, the Guarantee Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Agreement, Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Agreement or the other Repurchase Documents.

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D.Guarantor hereby acknowledges the execution and delivery of this Confirmation Letter and agrees that it continues to be bound by the Guarantee Agreement to the extent of the [Guaranteed Obligations] (as defined therein).
E.Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Confirmation Letter.
Please indicate your acknowledgment of, and agreement to, the terms of this Confirmation Letter by executing and returning a counterpart of this Confirmation Letter to Buyer.
[Remainder of Page Intentionally Left Blank]

~~1751106839.6~~1759415594.5

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:
Name:
Title:

~~1751106839.6~~1759415594.5

Acknowledged and agreed:

Seller:
FBRED REIT WWH SELLER, LLC,
a Delaware limited liability company

~~1751106839.6~~1759415594.5

By:

Name:
Title:

Pledgor:
FBRED REIT FINANCE, LLC,
a Delaware limited liability company

By:
Name:
Title:

~~1751106839.6~~1759415594.5

Guarantor:
FRANKLIN BSP REAL ESTATE DEBT, INC.,
a Maryland corporation

By:
Name:
Title:

~~1751106839.6~~1759415594.5

FORM OF POWER OF ATTORNEY

EXHIBIT J

[    ] [ ], 20[ ]

~~1751106839.6~~1759415594.5

Know All Men by These Presents, that FBRED REIT WWH SELLER, LLC, a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, N.A., a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase and Securities Contract, dated as of July 30, 2025, between Buyer and Seller (the “Repurchase Agreement”), and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL SUCH TIME AS ALL OBLIGATIONS OF SELLER TO BUYER ARE FULLY AND IRREVOCABLY PERFORMED AND SATISFIED. THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF Seller has caused Power of Attorney to be executed on the date first written above.
FBRED REIT WWH SELLER, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF NEW YORK    )
)    SS:
COUNTY OF NEW YORK )
I hereby certify that on this      day of     , 20    , before me, the subscriber, a Notary Public of the State of New York, in and for the County of New York, personally appeared
    , an Authorized Signatory of FBRED REIT WWH SELLER, LLC, a Delaware limited liability company, and known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument on behalf of said limited liability company, and that he/she, on behalf of said limited liability company, executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

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EXHIBIT K
AUTHORIZED REPRESENTATIVE CERTIFICATE
AUTHORIZED REPRESENTATIVES OF SELLER AND GUARANTOR
FBRED REIT WWH SELLER, LLC FRANKLIN BSP REAL ESTATE DEBT, INC.

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Name

Title

Email Address

Signature

Jerome Baglien

Chief Financial Officer, Chief Operating Officer – Real Estate and Authorized Signatory

j.baglien@benefitstreetpartners.com

Micah Goodman

Secretary, General Counsel and Authorized Signatory

m.goodman@benefitstreetpartners.com

Yuksel Dincer

Authorized Signatory

Jacob Breinholt    Authorized Signatory    j.breinholt@benefitstreetpartners.com

Christian Mutone

Authorized Signatory

Allan Chorny    Authorized Signatory    a.chorny@benefitstreetpartners.com

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ANNEX 1 BUYER’S LOCATION
Wells Fargo Bank, N.A. 550 S Tryon St, 22nd Floor MAC D1086-220
Charlotte, NC 28202-4200 Attention: Karen Whittlesey
SELLER’S LOCATION
FBRED REIT WWH Seller, LLC
c/o Benefit Street Partners
1 Madison Avenue, Suite 1600 New York, NY 10010
Attention: Micah Goodman, Esq.
E-mail: m.goodman@benefitstreetpartners.com, crelegal@benefitstreetpartners.com with a copy to:
Nelson, Mullins, Riley & Scarborough LLP One Financial Center, Suite 3500
Boston, MA 02111 Attention: Jim Bartling
Email: Jim.Bartling@nelsonmullins.com
SELLERS’ ACCOUNT INFORMATION
Bank:    CitiBank NA, New York 153 E. 53rd Street
New York, NY 10022
Account Name:    FBRED REIT Real Estate Debt OPCO, LLC ABA Number:     021-000-089
Account Number:    6882217857
Attention:    Adam Cooper / Jim Cahill
Reference:    (Property)

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